                                                                  EXHIBIT (4)-3



                                   AMENDED
                           MED PARTNERS 401(k) PLAN


                                RETROACTIVELY
                           EFFECTIVE APRIL 1, 1994

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
                                                    TABLE OF CONTENTS
                                                           FOR
                                            MEDPARTNERS, INC. AND SUBSIDIARIES
                                             EMPLOYEE RETIREMENT SAVINGS PLAN
ARTICLE I            PURPOSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II           NAME AND EFFECTIVE DATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

         2.1         Name of Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.2         Effective Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.4         Contribution Date.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE III          DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

         3.1         "Accrued Benefit"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         3.2         "Actual Contribution Percentage"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         3.3         "Actual Deferral Percentage"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         3.4         "Affiliated Service Group"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         3.5         "Age"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         3.6         "Allocation Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         3.7         "Anniversary Date"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         3.8         "Annual Addition Suspense Account"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         3.9         "Annuity Starting Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         3.10        "Beneficiary"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         3.11        "Board"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3.12        "Break In Service"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3.13        "Code"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3.14        "Compensation"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3.15        "Controlled Group"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.16        "Disability"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.17        "Discretionary Employer Contribution"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.18        "Discretionary Employer Contribution Account"  . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.19        "ERISA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.20        "Elective Deferrals"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.21        "Elective Deferral Account"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3.22        "Eligibility Computation Period"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3.23        "Eligibility Date"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3.24        "Employee"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3.25        "Employer"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3.26        "Employer Matching Contribution"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3.27        "Employer Matching Contribution Account"   . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3.28        "Employment Commencement Date"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3.29        "Family Member"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3.30        "Five-Percent Owner"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3.31        "Highly Compensated Employee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         3.32        "Hour of Service"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3.33        "Inactive Participant"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10





                                       i
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
         3.34        "Key-Employee"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.36        "Limitation Year"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.37        "Named Fiduciary"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.38        "Nonhighly Compensated Participant"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.39        "Normal Retirement Age"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.40        "Participant"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         3.42        "Permissive Aggregation Group"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         3.43        "Plan"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         3.44        "Plan Administrator"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         3.45        "Plan Year"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         3.46        "Qualified Discretionary Employer Contribution"  . . . . . . . . . . . . . . . . . . . . . . . .  11
         3.47        "Qualified Employer Matching Contribution"   . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         3.48        "Qualified Plan"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         3.49        "Required Aggregation Group"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         3.50        "Rollover Account"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         3.51        "Taxable Wage Base"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.52        "Taxable Year"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.53        "Top-Heavy Plan"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.54        "Trust Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.55        "Trustee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.56        "Trust Fund"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.57        "Valuation Date"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.58        "Vested"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.59        "Vesting Computation Period"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.60        "Year of Credited Service"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.61        "Year of Service"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE IV           ADMINISTRATION OF THE PLAN   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         4.1         Powers of the Administrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.2         Employer as Administrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.3         Administrative Records   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.4         Bonding of the Administrator   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.5         Non-Discriminatory Administration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.6         Terminated Participant Statement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.7         Delegation by Administrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE V            PARTICIPATION OF EMPLOYEES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

         5.1         Requirements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         5.2         Re-Hired Employees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         5.3         Participation Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         5.4         Leave of Absence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE VI           CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

         6.1         Employer Contributions:  Types and Amounts   . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         6.2         Elective Deferrals: Amounts and Procedures   . . . . . . . . . . . . . . . . . . . . . . . . . .  17





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
         6.3         Elective Deferral Dollar Limitations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         6.4         Restrictions Against Employee Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         6.5         Actual Deferral Percentage Limitations   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         6.6         Actual Contribution Percentage   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         6.7         Aggregate Limit for Multiple Use of Alternative Limitation   . . . . . . . . . . . . . . . . . .  22
         6.8         Additional Contribution to Restore Cashed-Out Benefits   . . . . . . . . . . . . . . . . . . . .  23
         6.9         Omission of Eligible Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         6.10        Inclusion of Ineligible Employee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE VII          ALLOCATIONS AND ADJUSTMENTS TO ACCOUNTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

         7.1         Procedures   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         7.2         Accrual of Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         7.3         Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         7.4         Limitations on Annual Additions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         7.5         Contribution and Benefit Limits for Multiple Plans   . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE VIII         BENEFITS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

         8.1         Participant's Rights and General Rules   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         8.2         Normal Retirement Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         8.3         Deferred Retirement Benefits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         8.4         Disability Benefit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         8.5         Death Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         8.6         Benefit Upon Other Termination of Employment   . . . . . . . . . . . . . . . . . . . . . . . . .  31
         8.7         Method of Distribution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.8         General Consent Rules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.9         Statutory Commencement of Benefits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.10        General Rules for Required Distributions   . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         8.11        Required Beginning Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         8.12        Statutory Distributions Upon Death   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         8.13        Location of Participants and Beneficiaries   . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         8.14        Payments for the Benefit of Incompetents   . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE IX           VESTING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

         9.1         Requirements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         9.2         Cash-Out; Buy-Back   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         9.3         Forfeitures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         9.4         Computation of Years of Credited Service   . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         9.5         Hours of Service Requirement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE X            TOP-HEAVY PLAN   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

         10.1        Top-Heavy Requirements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         10.2        Top-Heavy Determination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE XI           ROLLOVER CONTRIBUTIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40





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
         11.1        Direct Rollovers by Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.2        Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.3        Rollovers Other than Direct Rollover   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.4        Direct Rollovers From Other Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         11.5        Procedures and Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         11.6        Allocations to Rollover Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         11.7        Vesting of Rollover Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         11.8        Distributions of Rollover Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         11.9        Eligible Employees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE XII          LOANS TO PARTICIPANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

         12.1        Requirements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         12.2        Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         12.3        Loans as Directed Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

ARTICLE XIII         DESIGNATED INVESTMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

         13.1        Written Direction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         13.2        Information Provided to Participants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

ARTICLE XIV          ADOPTION OF PLAN BY PARTICIPATING EMPLOYERS  . . . . . . . . . . . . . . . . . . . . . . . . . .  43

         14.1        Right of Participating Employers to Participate  . . . . . . . . . . . . . . . . . . . . . . . .  43
         14.2        Participant Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         14.3        Administrative Powers of Plan Administrator  . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         14.4        Creation of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         14.5        Transfer of Employment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         14.6        Withdrawal of Participating Employers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         14.7        Internal Revenue Service Approval of Plan for a Participating Employer   . . . . . . . . . . . .  45
         14.8        Commingled Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         14.9        Joint Venture Restriction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

ARTICLE XV           FIDUCIARY RESPONSIBILITIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

         15.1        Allocation of Responsibilities Among Fiduciaries   . . . . . . . . . . . . . . . . . . . . . . .  46
         15.2        No Joint Fiduciary Responsibilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         15.3        Advisor to Named Fiduciary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE XVI          AMENDMENT AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

         16.1        Amendments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         16.2        Election of Pre-Amendment Vesting Schedule   . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         16.3        Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

ARTICLE XVII         CLAIMS PROCEDURE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

         17.1        Initial Filing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

         17.2        Review Procedure for Disallowed Claims   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

ARTICLE XVIII        MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

         18.1        Participant's Rights; Acquittance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         18.2        Board Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         18.3        ERISA Preemption   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         18.4        Indemnification By Employer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         18.5        Exclusive Benefit Rule   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         18.6        Employer Reversion Upon Initial Disqualification   . . . . . . . . . . . . . . . . . . . . . . .  50
         18.7        Merger or Consolidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         18.8        Non-Alienation Provision   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         18.9        Delegation of Responsibilities by Named Fiduciary  . . . . . . . . . . . . . . . . . . . . . . .  51
         18.10       Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         18.11       Non-Contractual Obligation of Employer   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         18.12       Basis for Payments From the Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         18.13       Funding Policy   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

STATE OF DELAWARE

NEW CASTLE COUNTY

                        AMENDMENT AND RESTATEMENT OF THE
                      EMPLOYEE RETIREMENT SAVINGS PLAN FOR
                       MEDPARTNERS, INC. AND SUBSIDIARIES

                 THIS PLAN, set forth on the 14th day of July, 1995, by MEDPARTNERS, INC., a Corporation organized and existing under the laws of the State of Delaware, with its principal place of business in Birmingham, Alabama (hereinafter called the "Employer"), as follows:


                              W I T N E S S E T H:

                 WHEREAS, the Employer deems it advisable to amend its Employee Retirement Savings Plan, which is now in the form of the Donaldson, Holman & West, P.C. Defined Contribution Prototype Plan and Trust Agreement (basic Plan document #01); and

                 WHEREAS, it is advisable that said Plan be divided into the MedPartners, Inc. and Subsidiaries Employee Retirement Savings Plan and the MedPartners, Inc. and Subsidiaries Employee Retirement Savings Trust Agreement, which will be two separate documents; and

                 WHEREAS, said Plan provides that Employer reserves the right at any time and from time to time, by action of its Board to amend in whole or in part, any and all provisions of the Plan; and

                 WHEREAS, the Board of Directors of the Employer, specifically approved and adopted, by resolution, the MedPartners, Inc. and Subsidiaries Employee Retirement Savings Plan, as is hereinafter set forth, which together with the Trust Agreement amends and restates the MedPartners, Inc. and subsidiaries Employee Retirement Savings Plan in its entirety; and

                 NOW, THEREFORE, in consideration of the above premises and covenants herein contained, the Employer amends said Plan as of the dates hereof and causes the terms and provisions of the original plan and amendments thereto to be modified as set forth herein:

                                   ARTICLE I

                                    PURPOSE

                 1.1 The purpose of the Plan is to provide a regular method whereby Employer will make contributions to a Trust Fund, to be received, held and disbursed pursuant to the terms of a Trust Agreement dated the 14th day of July, 1995 (hereinafter for brevity referred to as the "Trust Agreement") and to provide financial security for its employees upon their retirement or disability and for their beneficiaries in the event of death.
It is intended that this Plan qualify as a profit sharing plan for purposes of Section 401(a) of the Code. It is also intended that the Plan provide a method for employees to contribute a portion of their compensation pursuant to a written salary reduction agreement and that the Plan qualify as a cash or deferred Plan pursuant to Section 401(k) of the Code. The Trust Fund will be devoted to the exclusive benefit of the participating employees and their beneficiaries, and in no event will any part of the corpus or trust income revert to Employer or be used for or devoted to any other purpose.

                                   ARTICLE II

                            NAME AND EFFECTIVE DATE

                 2.1 Name of Plan. The name of this Plan shall be the MedPartners, Inc. and Subsidiaries Employee Retirement Savings Plan.

                 2.2 Effective Date. The Effective Date of the Plan is April 1, 1994.

                 2.3 Restated Effective Date. Unless specifically stated otherwise in the Plan or Code, the effective date of all other sections as amended and restated shall be April 1, 1994.

                 2.4 Contribution Date. The contributing date shall be as of the Anniversary Date of the Plan.

                                  ARTICLE III

                                  DEFINITIONS

                 When used herein, the following words and phrases shall have the following meanings, unless the context clearly indicates otherwise.

                 3.1 "Accrued Benefit" shall mean the sum, as of the last Valuation Date, of balances in all accounts maintained for a Participant.

                 3.2 "Actual Contribution Percentage" shall mean the average of ratios (expressed as a percentage to the nearest one-hundredth of one percent) of Employees in the group for a Plan Year, calculated separately for each Employee in such group as follows:

                          (a)     The numerator of such ratio is the sum of any
non-deductible Employee Contributions, Employer Matching Contribution, and Qualified Employer Matching Contributions (to the extent not taken into account for purposes of the Actual Deferral test).

                          (b)     The denominator of such ratio is the
Compensation (as defined in Section 3.14 hereinbelow) of each Employee in the group for the portion of such Plan Year that the Employee was a Participant in the Plan.

                          (c)     At the Employer's election, the numerator may
include Qualified Discretionary Employer Contributions and Elective Deferrals, provided the Actual Deferral Percentage test is met before the Elective Deferrals are used in the Actual Contribution Percentage test and continues to be met following the exclusion of such Elective Deferrals that are used in the Actual Contribution Percentage test.

                          (d)     The numerator shall not include Employer
Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions.

                          (e)     The ratio shall be zero for a Participant who
makes no Employee Contributions, and for whom no Employer Matching Contributions, Qualified Discretionary Employer Contributions or Elective Deferrals are made.

                 3.3 "Actual Deferral Percentage" shall mean the average of ratios (expressed as a percentage to the nearest one-hundredth of one percent) of Employees in the group for a Plan Year, calculated separately for each Employee in the group as follows:

                          (a)     The numerator of such ratio is the sum of the
following Employer contributions actually paid over to the Trust on behalf of each Employee in the group for the Plan Year:

                                  (i)      Elective Deferrals made pursuant to
the Participant's deferral election (including Excess Elective Deferrals of Highly Compensated Employees, excluding Excess Elective Deferrals of non-highly Compensated Employees that arise solely from Elective Deferrals made under the Plan or plans of the Employer, and excluding Elective Deferrals that are taken into account in the Actual Contribution Percentage), and

                                  (ii)     At the election of the Employer,
Qualified Discretionary Employer Contributions and Qualified Employer Matching Contributions of each Employee in the group.

                          (b)     The denominator of such ratio is the
Compensation (as defined in Section 3.14 hereinbelow) of each Employee in the group for the portion of such Plan Year that the Employee was a Participant in the Plan.

                          (c)     The ratio shall be zero for an Employee who
would be a Participant but for the failure to make Elective Deferrals.

                 3.4      "Affiliated Service Group" shall mean:

                          (a)     a group of service Organizations consisting
of the Employer and one or more of the following:

                                  (i)   Any service Organization which --

                                        (A)     is a shareholder or partner of
the Employer, and

                                        (B)     regularly performs services for
the Employer or is regularly associated with the Employer in performing services for third persons, and

                                  (ii)  Any other Organization if

                                        (A)     a significant portion of the
business of such Organization is the performance of services for the Employer, for Organizations described in subparagraph (a)(i) hereinabove, or for both, which is of a type historically performed in such service field by employees, and

                                        (B)     ten percent (10%) or more of
the interests in such Organization is held by persons who are highly compensated employees (within the meaning of Section 414(q) of the Code) of the Employer or an Organization described in subparagraph (a)(i) hereinabove; or

                          (b)     a group of Organizations consisting of:

                                  (i)   an Organization the principal
business of which is performing, on a regular and continuing basis, management functions for the Employer or any Organization which is a "Related Organization" to the Employer; and

                                  (ii)  the Employer and the Related
Organization for which said services are performed.

                                  (iii) for purposes of this Section,
"Related Organization" shall mean:

                                        (A)     any Organization which would be
a member of the Controlled Group pursuant to Section 1563(a) of the Code, except that for purposes of Section 415 of the Code, the phrase "more than 50%" shall be substituted for the phrase "at least 80%" each place it appears in
Section 1563(a) of the Code; or

                                        (B)     the relationship of the
Employer and the Organization would result in a disallowance of losses under Sections 267 or 707(b) of the Code.

                          (c)     For purposes of this Section, after December
31, 1984, the term "Organization" shall mean a corporation, partnership, or other Organization and, in determining ownership pursuant to subsection (a) hereinabove, the principles of Section 318(a) of the Code shall apply.

                 3.5      "Age" shall mean attained age.

                 3.6 "Allocation Date" shall mean the last day of each quarter of the Plan Year or other such date selected by the Administrator.

                 3.7      "Anniversary Date" shall mean the last day of the
                   Plan Year.

                 3.8 "Annual Addition Suspense Account" shall mean the account maintained in the Plan to record reductions in the annual addition as required by Section 7.4 hereof.

                 3.9 "Annuity Starting Date" shall mean the first day of the first period for which an amount is paid as an annuity or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

                 3.10 "Beneficiary" shall mean, subject to the distribution provisions of Article VIII, the person or persons selected in writing by the Participant to receive the benefits under the Plan in the event of the Participant's death. Wherever the rights of a Participant are stated or limited herein, his Beneficiary shall be deemed bound thereby. If any Participant shall fail to designate a Beneficiary, or if there is no designated Beneficiary surviving at the Participant's death, the Administrator shall be empowered to designate a Beneficiary or Beneficiaries on his behalf, but only from among the following, in the order named: (1) spouse, (2) children, in equal shares, (3) parents, in equal shares or survivor, (4) brothers and sisters, per stirpes, and (5) estate of the Participant. In the event any of the above shall be under the age of majority, the Administrator shall pay the share of such minor to his or her parents or legally appointed guardian, as custodian under the Alabama Uniform Transfers to Minors Act.

                 3.11 "Board" shall mean the Board of Directors of the Employer.

                 3.12 "Break In Service" shall mean a Plan Year during which a Participant has not completed more than five hundred (500) Hours of Service.

                 3.13 "Code" shall mean the Internal Revenue Code of 1986, as amended.

                 3.14     "Compensation" shall mean:

                          (a)     Except as provided hereinbelow, the total of
all amounts paid by the Employer as wages, salaries, fees for professional services, amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for service on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) during the taxable year of the Employer for which a contribution is made, but excluding contributions to any Qualified Plan or any non-qualified deferred compensation plan.

                          (b)     Compensation shall include Employer
contributions made pursuant to a salary reduction agreement which are not includible in the gross income of the Employee under Sections 125, 402(e)(3), 402(h) or 403(b) of the Code.

                          (c)     In addition to other applicable limitations
set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the Annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

                          (d)     For Plan Years beginning on or after January
1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

                          (e)     If compensation for any prior determination
period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the compensation for the prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

                          (f)     In determining the Compensation of a
Participant for purposes of this limitation, the rules of Code Section 414(q)(6) shall apply, except that the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules, the adjusted $150,000 limitation is exceeded, then (except for purposes of determining the portion of compensation up to the integration level if the Plan provides for permitted disparity) the limitation shall be prorated among the affected Participants in proportion to each Participant's Compensation as determined prior to the application of this limitation.

                          (g)     In the case of an Employee who becomes
eligible to participate in the Plan on April 1, July 1, or October 1 of a Plan Year, Compensation with respect to such Year shall mean seventy-five percent (75%), fifty percent (50%), or twenty-five percent (25%) respectively, of the amount determined hereinabove.

                 3.15 "Controlled Group" shall mean any group of corporations which, together with the Employer, are members of a Controlled Group within the meaning of Section 1563(a) of the Code, determined without regard to Section 1563(a)(4) or (e)(3)(c) or would be a part of such a group if
Section 1563(a) applied to partnerships or proprietorships.

                 3.16 "Disability" shall mean, for all purposes under this Plan, a condition under which a Participant is deemed to be totally and permanently disabled, if, supported by medical evidence, he will be totally unable, due to physical or mental disability, ever to discharge or to resume full duties of the same general nature as those which he performed immediately prior to such disability provided that: (a) such disability did not arise while engaged in or as a result of having engaged in a wrongful, illegal or criminal act, or an act contrary to the best interest of Employer; or (b) such disability did not result from habitual drunkenness or addiction to narcotics or self- inflicted injury while sane or insane.

                 3.17 "Discretionary Employer Contribution" shall mean a contribution made by the Employer pursuant to Section 6.1(a).

                 3.18 "Discretionary Employer Contribution Account" shall mean the account maintained for a Participant to record his share of Discretionary Employer Contributions and forfeitures, and adjustments relating thereto.

                 3.19 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 3.20 "Elective Deferrals" shall mean any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified CODA as described in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in Section 402(h)(1)(B), any eligible deferred compensation plan under Section 457, any plan as described under Section 501(c)(18), and any Employer contributions made on behalf of a participant for the purchase of an annuity contract under Section 403(b) pursuant to a salary reduction agreement. Elective Deferrals shall not include any deferrals properly distributed as excess annual additions.

                 3.21 "Elective Deferral Account" shall mean the account maintained for a Participant to record his Elective Deferrals with adjustments relating thereto.

                 3.22 "Eligibility Computation Period" shall mean the period of twelve (12) consecutive months beginning with an Employee's Employment Commencement Date, and thereafter, shall mean the next succeeding Plan Year which includes the first anniversary of the Participant's Employment Commencement Date. An Employee who is credited with 1000 Hours of Service in both the initial Eligibility Computation Period and the first Plan year which commences prior to the first anniversary of the Employee's initial Eligibility Computation Period will be credited with two Years of Service.

                 3.23 "Eligibility Date" shall mean January 1, April 1, July 1, or October 1 of a Plan Year.

                 3.24 "Employee" shall mean any person employed by Employer maintaining the Plan or any other employer required to be aggregated with such Employer under Sections 414(b), (c), (m) or (o) of the Code. For purposes of determining whether or not the Plan meets the requirements of Section 10.2 hereof, the term Employee shall also include the Beneficiary of an Employee. The term Employee shall also include leased employees within the meaning of
Section 414(n) or 414(o) of the Code.

                 3.25 "Employer" shall mean MedPartners, Inc., a Corporation having its principal office at Birmingham, Alabama, or any successor thereto by merger, purchase, or otherwise, and any participating employer which adopts the Plan.

                 3.26 "Employer Matching Contribution" shall mean a contribution made by the Employer on behalf of a Participant on account of an Elective Deferral made pursuant to Section 6.1(b).

                 3.27 "Employer Matching Contribution Account" shall mean the account maintained for a Participant to record Employer Matching Contributions (and adjustments thereto) made on his behalf.

                 3.28 "Employment Commencement Date" shall mean the date on which an Employee first performed an Hour of Service for the Employer. In the case of a re-hired Employee, "Employment Commencement Date" shall mean the date on which the Employee first performed an Hour of Service after being re-hired.

                 3.29     "Family Member" shall mean a person described in
Section 414(q)(6)(B) of the Code.

                 3.30 "Five-Percent Owner" shall mean any person who is defined as a Five-Percent Owner in Section 416(i)(1)(B) of the Code and the Regulations promulgated thereunder, which are hereby incorporated by reference as if fully set out herein.

                 3.31 "Highly Compensated Employee" shall mean a highly compensated active employee and/or highly compensated former employee as follows:

                          (a)     A highly compensated active employee includes
any Employee who performs service for the Employer during the determination year and who, during the look-back year: (i) received compensation from the Employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code); (ii) received compensation from the Employer in excess of $50,000 (as adjusted pursuant to section 415(d) of the Code) and was member of the top-paid group for such year; or (iii) was an officer of the Employer and received compensation during such year that is greater than 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term highly compensated employee also includes; (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and if the Employee is one of the 100 Employees who received the most compensation from the Employer during the determination year; and (ii) Employees who are 5% owners at any time during the look-back year or determination year.

                          (b)     If no officer has satisfied the compensation
requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a highly compensated employee.

                          (c)     For this purpose, the determination year
shall be the Plan Year. The look-back year shall be the 12-month period immediately preceding the determination year. The top-paid group shall consist of the top 20% of active employees, ranked on the basis of compensation paid during such year. Compensation shall mean compensation within the meaning of Code Section 415(c)(3).

                          (d)     A highly compensated former Employee includes
any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

                          (e)     If an Employee is, during a determination
year or look-back year, a family member of either a 5% owner who is an active or former Employee or a highly compensated Employee who is one of the 10 most highly compensated Employees ranked on the basis of compensation paid by the Employer during such year, then the family member and the 5% owner or top-ten highly compensated Employee shall be aggregated. In such case, the family member and 5% owner or top-ten highly compensated Employee shall be treated as a single Employee receiving compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and 5% owner or top-ten highly compensated Employee. For purposes of this Section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

                          (f)     The determination of who is a highly
compensated Employee, including the determinations of the number and identity of Employee in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

                 3.32     "Hour of Service" shall mean:

                          (a)     Each hour for which an Employee is paid, or
entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed; and

                          (b)     Each hour for which an Employee is paid, or
entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period); and

                          (c)     Each hour for which back pay, irrespective of
mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited under both paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employees for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

                          (d)     The provisions of Sections 2530.200(b)-2(b)
and 2530.200(b)-2(c) of the regulations of the Labor Department (relating to determining Hours of Service for reasons other than the performance of duties and crediting of Hours of Service to computation periods) are hereby incorporated by reference as if fully set out herein.

                          (e)     An Employee who is not paid on an hourly
basis and whose hours are not counted and recorded shall be credited with ten
(10) Hours of Service for each day during the Plan Year for which he actually performs services for any portion of that day. An Employee shall also be credited with ten (10) Hours of Service for any day during the Plan Year for which no services are performed if the Employee would be entitled to be credited with at least one (1) Hour of Service for that day under Paragraph (b) or (c) hereinabove.

                          (f)     For Plan Years beginning after December 31,
1984, solely for purposes of determining whether a Break In Service (as defined in Section 3.12) has occurred in a computation period, for participation and vesting purposes, a Participant who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such Participant but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence: (1) by reason of the pregnancy of the Participant, (2) by reason of a birth of a child of the Participant, (3) by reason of the placement of a child with the Participant in connection with the adoption of such child by such Participant or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this Section shall be credited: (1) in the computation period in which the absence begins if the crediting is necessary to prevent a Break In Service in that period, or
(2) in all other cases, in the following computation period. No credit will be given under this Section, however, unless the Participant furnishes to the Plan Administrator such timely information as the Administrator may reasonably require to establish that the absence from work is for reasons qualifying for the maternity/paternity provisions set forth above, and the number of days for which there was such an absence.

                          (g)     Hours of service will be credited for
employment with other members of an affiliated service group (under Section 414(m)), a controlled group of corporations (under Section 414(b)), or a group of trades or businesses under common control (under Section 414(c)) of which the adopting employer is a member, and any other entity required to be aggregated with the employer pursuant to Section 414(o) and the regulations thereunder.

                          (h)     Hours of service will also be credited for
any individual considered an employee for purposes of this Plan under Section 414(n) or Section 414(o) and the regulations thereunder.

                 3.33 "Inactive Participant" shall mean a Participant who has separated from service with the Employer.

                 3.34 "Key-Employee" shall mean any person who is defined as a Key-Employee in Section 416(i)(1) of the Code, and the Regulations promulgated thereunder, which are hereby incorporated by reference as if fully set out herein. For purposes of determining whether the Plan is a Top-Heavy Plan as defined in Section 10.2 hereof, the term Key-Employee shall also include the Beneficiary of a Key-Employee. The term "non-key employee" means any Employee who is not a Key Employee and shall also include Employees who are former Key-Employees.

                 3.35     "Leased Employee" shall mean:

                          (a)     any person (other than an employee of the
recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

                          (b)     A leased employee shall not be considered an
employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated workforce.

                 3.36     "Limitation Year" shall mean the Plan Year.

                 3.37 "Named Fiduciary" shall be the Employer or such other party, individual or otherwise, appointed by the Board.

                 3.38 "Nonhighly Compensated Participant" shall mean a participant who is neither a Highly Compensated Employee nor a Family Member.

                 3.39 "Normal Retirement Age" shall mean the Anniversary Date of the Plan Year in which a Participant attains age sixty-five (65) or the fifth Anniversary Date next following the Participant's first Eligibility Date, whichever shall occur later.

                 3.40 "Participant" shall mean any Employee who meets (or has met in prior plan years) the participation and eligibility requirements set out in the Plan, and whose nonforfeitable benefits have not been fully distributed.

                 3.41 "Participating Employer" shall mean any corporation, partnership, professional corporation or professional association which has adopted the Plan pursuant to Article XIV of the Plan.

                 3.42 "Permissive Aggregation Group" shall mean all plans in the Required Aggregation Group and any other Qualified Plans maintained by the Employer or by any member of the Controlled Group or Affiliated Service Group, but only if such group of plans would satisfy, in the aggregate, the requirements of Sections 401(a)(4) and 410 of the Code and contributions or benefits in the other Qualified Plan are comparable to contributions or benefits of plans in the Required Aggregation Group. The Plan Administrator shall determine which plan or plans shall be taken into account in determining the Permissive Aggregation Group.

                 3.43 "Plan" shall mean MedPartners, Inc. and Subsidiaries Employee Retirement Savings Plan, as set forth by this document and all amendments thereto.

                 3.44 "Plan Administrator" (hereinafter sometimes for brevity referred to as "Administrator") shall be MedPartners, Inc., or such other party, individual or otherwise, appointed by the Board.

                 3.45 "Plan Year" shall mean the period of twelve (12) consecutive months beginning on the first day of January, and ending on the last day of December, both dates inclusive, except that the first Plan Year shall commence on April 1, 1994, and end on December 31, 1994, both dates inclusive.

                 3.46 "Qualified Discretionary Employer Contribution" shall mean a Discretionary Employer Contribution which is subject to the distribution and nonforfeitability requirements under Code Section 401(k) when made.

                 3.47 "Qualified Employer Matching Contribution" shall mean an Employer Matching Contribution that is subject to the distribution and nonforfeitability requirements under Code Section 401(k) when made.

                 3.48 "Qualified Plan" shall mean any plan which is qualified under Section 401(a) of the Code.

                 3.49     "Required Aggregation Group" shall mean:

                          (a)     Each Qualified Plan of the Employer or any
member of the Controlled Group or the Affiliated Service Group in which at least one (1) Key-Employee participates; and

                          (b)     Any other Qualified Plan of the Employer or
any member of the Controlled Group or the Affiliated Service Group which enables a Plan described in Subsection (a) hereinabove to meet the requirements of Sections 401(a)(4) and 410 of the Code.

                 3.50 "Rollover Account" shall mean the account maintained by the Employer to record transfers to the Trust Fund pursuant to ARTICLE XI of the Plan. Each Rollover Account shall be designated as one of the following:

                          (a)     Unrelated Post-TEFRA Rollover Account shall
mean the account maintained to record a transfer to the Trust Fund which is accepted after December 31, 1983, and which is initiated by the Employee and made to this Plan from a plan which is not maintained by the Employer or any member of the Controlled Group or the Affiliated Service Group.

                          (b)     Unrelated Pre-TEFRA Rollover Account shall
mean the account maintained to record a transfer to the Trust Fund which is accepted before January 1, 1984 and which is initiated by the Employee and made to this Plan from a plan which is not maintained by the Employer or any member of the Controlled Group or the Affiliated Service Group.

                          (c)     Related Rollover Account shall mean the
account maintained to record a transfer to the Trust Fund which is either: (1) not initiated by the Employee; or (2) made to this Plan from a plan which is maintained by either the Employer or any member of the Controlled Group or the Affiliated Service Group.

                          (d)     Rollover Account - Self-Employed shall mean
the account maintained for each Participant to record assets or funds transferred to the Trust Fund from another Qualified Plan in which the Participant was an employee as defined in Section 401(c)(1) of the Code.

                 3.51 "Taxable Wage Base" shall mean the contribution and benefit base under Section 230 of the Social Security Act in effect as of the beginning of the Plan Year.

                 3.52 "Taxable Year" shall mean the annual accounting period for which the Employer regularly computes income for federal income tax purposes.

                 3.53 "Top-Heavy Plan" shall mean the Plan for any Plan Year in which it is determined to be top- heavy under Section 10.2 hereof.

                 3.54 "Trust Agreement" shall mean the MedPartners, Inc. and Subsidiaries Employee Retirement Savings Trust Agreement executed by the Employer and the Trustee contemporaneously with the execution of this Plan, and as it may subsequently be amended from time to time.

                 3.55 "Trustee" shall mean the individuals or duly authorized corporate trustee selected by the Board to perform the duties of Trustee as set out in the Trust Agreement.

                 3.56 "Trust Fund" shall mean all funds and property received by the Trustee, including Contracts, if any, together with all income, profits or other increments thereon.

                 3.57 "Valuation Date" shall mean the date as of which the Trust Fund is valued, account balances are determined, and adjustments and allocations are made to each account by the Administrator.

                 3.58 "Vested" shall mean the portion of the Participant's Accrued Benefit which is nonforfeitable; fully Vested shall mean totally nonforfeitable.

                 3.59     "Vesting Computation Period" shall mean the Plan
Year.

                 3.60 "Year of Credited Service" shall mean each Vesting Computation Period during which an Employee has completed not less than one thousand (1,000) Hours of Service with the Employer or with any member of the Controlled Group or Affiliated Service Group.

                 3.61 "Year of Service" shall mean each Eligibility Computation Period during which an Employee has completed not less than one thousand (1,000) Hours of Service with the Employer.

                                   ARTICLE IV

                           ADMINISTRATION OF THE PLAN

                 4.1 Powers of the Administrator. The Administrator is empowered to administer the Plan in accordance with its terms and shall have all powers and authority necessary to carry out the provisions of the Plan. The Administrator shall perform the following functions:

                          (a)     Construe and interpret the provisions of the
Plan, and all parts thereof, including the interpretation of any ambiguity, the supplying of any language which is omitted and the reconciling of any inconsistency so that the Plan is given a reasonable interpretation and construction in light of what was intended in establishing the Plan;

                          (b)     To determine all questions with respect to
the individual rights of the Participants and their Beneficiaries under the Plan, including, but not limited to, all issues with respect to a Participant's eligibility for participation and eligibility for benefits, a Participant's Compensation, a Participant's eligibility for disability benefits and retirement benefits;

                          (c)     To decide and resolve any disputes which may
arise relative to the rights of Employees, current and former, and their Beneficiaries, under the terms of the Plan, except to the extent that the claims procedure set forth in ARTICLE VI of the Trust Agreement shall authorize any other person or party to determine or review claims of Participants or Beneficiaries.

                          (d)     To provide the Trustee with such directions
and instructions as may be necessary to carry out the terms of the Plan.

                          (e)     To maintain all Plan records and relevant
data, including Employee data relating to Hours of Service, other than those required to be maintained by the Trustee.

                          (f)     If all or any part of a Participant's
Compensation received from the Employer is determined to be unreasonable in amount by the Internal Revenue Service, the Administrator shall be empowered and authorized to adjust the Employer's contribution, which is based on the unreasonable Compensation, in any manner permitted by Revenue Ruling 67-341, and subsequent rulings, regulations and laws pertaining thereto; or, in the alternative, the Administrator shall be empowered and authorized to reallocate the contribution among other Participants in any manner permitted by Revenue Ruling 67-341, and subsequent rulings, regulations and laws pertaining thereto.

                          (g)     To make allocations of contributions,
earnings, losses and forfeitures among Participants, from year to year.

                          (h)     To provide appropriate parties, including
government agencies, with such returns, reports, schedules, descriptions and individual statements as are required by law within the times prescribed by law; and to furnish to the Employer, upon request, copies of any or all such materials, and further, to make copies of such instruments, reports and descriptions as are required by law available for examination by Participants and such of their Beneficiaries who are or may be entitled to benefits under the Plan in such places and in such manner as required by law.

                          (i)     To ascertain from the Employer the eligible
Employees who shall become Participants in the Plan and the Participants who have terminated employment.

                          (j)     To communicate with each eligible Employee
and inform him of the existence of the Plan and its pertinent provisions and to make certain that such additional disclosure requirements which may be imposed by the Department of Labor or the Department of Treasury are carried out.

                          (k)     To give necessary instructions and directions
to the Trustee to assure the payment of benefits to any Participant or his Beneficiary, at such time as the Participant or Beneficiary may become entitled thereto.

                          (l)     To give appropriate instructions and
directions to the Trustee where any Participant terminates his participation under the Plan or ceases to be entitled to benefits.

                          (m)     To make certain that all benefits are paid to
a Participant or his Beneficiary in accordance with the terms and provisions of this Plan.

                          (n)     To determine whether a Disability (as defined
in Article III) exists. The Administrator may require as a condition precedent to the receipt of any benefits hereunder, that the Employee submit to examination by one or more duly licensed and practicing physicians. The Administrator shall have the right from time to time to have medical examinations made by a duly licensed physician or physicians to determine whether such disability is continuing, and the degree thereof, and to ascertain from the Participant by warranties or otherwise the extent to which he has had his earning power restored and upon such findings to discontinue the payments being made. If the disabled Participant refuses to submit to such physical examination or to give any other information requested, the Administrator shall have the power to suspend or withhold payment of any benefit until the Participant does so submit or comply. The Administrator shall have the right to accept evidence for the purpose of determining whether the Participant is still eligible to receive any disability payments and to act upon such evidence.

                          (o)     To hire persons to provide necessary services
to the Plan.

                          (p)     To issue directions to the Trustee to pay any
fees, taxes, charges or other costs incidental to the operation and management of the Plan.

                          (q)     To comply with all disclosure requirements
imposed by state or federal law.

                 4.2 Employer as Administrator. If the Administrator is the Employer, then the Administrator shall only act by and through the Board in accordance with the authority of the Board as provided under the Articles and by-laws of the Employer. In such event, the action of the Administrator shall be deemed to be the action of the entire Board, and not the action of any individual member thereof. Any documents, reports, forms or returns, which are to be executed by the Administrator, shall be executed by a member of the Board who is so authorized, and the execution thereof shall be deemed to be made on behalf of the entire Board and not by that individual Board member.

                 4.3 Administrative Records. The records of the Administrator and of all its proceedings and acts shall be made a part of the records and minutes of the Board.

                 4.4 Bonding of the Administrator. Bonding shall be made in accordance with Act Section 412 of ERISA.

                 4.5 Non-Discriminatory Administration. Wherever under the provisions of this Plan discretion is granted to the Administrator, which shall affect the benefits, rights and privileges of Participants or their Beneficiaries under this Plan, such discretion shall be exercised uniformly so that all Participants or Beneficiaries similarly situated shall be similarly treated.

                 4.6 Terminated Participant Statement. The Administrator shall furnish to each Participant who during a Plan Year has separated from the service of the Employer, or who is entitled to a deferred vested benefit under the Plan as of the end of such Plan Year, and with respect to whom retirement benefits were not paid under the Plan during such Plan Year, an individual statement setting forth the following: (a) the name of the Plan; (b) the name and address of the Plan Administrator; (c) the nature, amount and form of the deferred vested benefit to which such Participant is entitled; and (d) such additional information as the Secretary of the Treasury or his delegate may require. Such statement shall be furnished by the Administrator within such period after the end of a Plan Year as prescribed by the Secretary of the Treasury in Regulations.

                 4.7 Delegation by Administrator. The Administrator may delegate to the Trustee or any other agent, advisor or consultant any of its functions, particularly those set forth in ARTICLE VII hereinbelow.

                                   ARTICLE V

                           PARTICIPATION OF EMPLOYEES

                 5.1      Requirements.

                          (a)     Each Employee hired before September 30,
1994, shall participate commencing with the later of:

                                  (i)      April 1, 1994;

                                  (ii)     the Employee's employment
commencement date; or

                                  (iii)    the Eligibility Date next following
the Employee's attainment of age twenty-one (21).

                          (b)     Each Employee hired on or after September 30,
1994, shall participate under the terms of this Plan commencing with the Eligibility Date next following the date on which he completes one (1) Year of Service or attains age twenty-one (21), whichever is later. For purposes of meeting the requirements of this Section, a Year of Service shall include service with any member of the Controlled Group or Affiliated Service Group.

                          (c)     For purposes of determining eligibility under
this Section 5.1, all Years of Service with the Employer shall be taken into account, except that in the case of an Employee who has a Break In Service, Years of Service before such Break shall not be required to be taken into account until he has completed a Year of Service after his return.

                 5.2 Re-Hired Employees. An Inactive Participant (who is not Vested in his Accrued Benefit derived from Employer Contributions) who incurs a Break In Service and who is later re-hired by the Employer must satisfy the eligibility requirements set forth in Section 5.1 if the number of consecutive 1-year Breaks In Service equals or exceeds the greater of five (5) or the aggregate number of Years of Service before such period. If such Inactive Participant need not satisfy the eligibility requirements of Section 5.1, he shall participate immediately upon reemployment.

                 5.3 Participation Agreement. Within ninety (90) days after becoming eligible to participate in the Plan, each Participant may be required to execute a written statement, on a form or forms to be furnished by the Administrator, wherein he shall evidence (a) his designation of a Beneficiary or Beneficiaries to receive any benefits payable under the Plan; and (b) his consent to be bound by all the terms and conditions of this Plan and the Trust Agreement and all amendments thereto.

                 5.4 Leave of Absence. A Participant's employment is not considered terminated for purposes of the Plan while he is on leave of absence with the consent of the Employer, provided that he returns to the employ of the Employer at the expiration of such leave. Leaves of absence shall mean leaves granted by the Employer, in accordance with established rules uniformly applied to all Employees, for reasons of health or public service, for reasons set forth under the Family and Medical Leave Act of 1993, or for reasons determined by the Employer to be in its best interests. The taking of leave under this
Section 5.4 shall not result in the loss of any benefit accrued under the Plan prior to the date on which the leave commenced. A Participant's employment shall also not be deemed to have terminated while he is a member of the Armed Forces of the United States, provided that he returns to the employment of the Employer within ninety (90) days (or such longer period as may be prescribed by law) from the date he first became entitled to his discharge. Participants who do not return to the employ of the Employer within sixty (60) days following the end of the leave of absence, or within the required time in case of service with the Armed Forces, shall be deemed to have terminated their employment as of the date when their leaves of absence began, unless such failure to return was the result of Normal Retirement, deferred retirement, Disability or death. The provisions of this Section shall be effective January 1, 1993.

                                   ARTICLE VI

                                 CONTRIBUTIONS

                 6.1      Employer Contributions:  Types and Amounts.

                          (a)     Discretionary Employer Contributions.  From
time to time during the continuance of this Plan, the Employer may make Discretionary Employer Contributions, in cash or in kind, to the Trust Fund in an amount determined by the Board, on or before the date prescribed in the Code for the filing of the Employer's Federal Income Tax Return, including extensions thereof, for the Taxable Year of the Employer for which the contribution has been made.

                          (b)     Employer Matching Contributions.  From time
to time during the continuance of this Plan, subject to the Actual Contribution Percentage limitations hereinbelow, the Employer may make Employer Matching Contributions to Nonhighly Compensated Participants in an amount determined by the Board equal to a matching percentage of the amount a Nonhighly Compensated Participant elects to defer pursuant to Section 6.2 hereinbelow. Such contribution shall be paid in cash or in kind to the Trust Fund on or before the date prescribed in the Code for the filing of the Employer's Federal Income Tax Return, including extensions thereof, for the Taxable Year of the Employer for which the contribution has been made.

                          (c)     Elective Deferrals as Employer Contributions.
Contributions made pursuant to Section 6.2 hereinbelow, unless otherwise specifically provided in the Code or Treasury regulations, are treated as a contribution of the Employer for purposes of Sections 401(a), 401(k), 404, 411, 415, 416 and 417 of the Code.

                 6.2 Elective Deferrals: Amounts and Procedures. The amounts of Elective Deferrals by Participants under the Plan shall be accumulated through payroll deductions and shall be paid to the Trustee with reasonable promptness but not later than the end of the succeeding month following such payroll deduction. Elective Deferrals may be made as follows:

                          (a)     Each Participant may elect to defer a portion
of his Compensation equal to or greater than two percent (2%) of Compensation by directing the Employer in a written salary reduction agreement to withhold such contribution through payroll deduction.

                          (b)     The Employer and Administrator shall adopt
procedures necessary to implement all arrangements for the election and payment
of Elective Deferrals.   Elections to commence, modify or terminate such
Elective Deferrals may be made by the Participant as often as the Administrator determines, but not less frequently than annually. Participant elections described in this subparagraph must be made before the Compensation to be deferred becomes currently available to the Employee and may not be applied retroactively.

                 6.3      Elective Deferral Dollar Limitations.

                          (a)     No Participant shall be permitted to make
Elective Deferrals during any taxable year of the Participant, in excess of Seven Thousand Dollars ($7,000). The sum of Seven Thousand Dollars ($7,000) shall be adjusted for increases in the cost of living pursuant to Code Section 402(g) and the regulations thereunder.

                          (b)     "Excess Elective Deferrals" shall mean those
Elective Deferrals that are includible in a Participant's gross income under Code Section 402(g) to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code Section.

                          (c)     In the event the limitation set forth in this
paragraph is exceeded, one of the following actions shall be taken:

                                  (i)      Distribution After Taxable Year.  By
March 1 of the year following the close of his taxable year, the Participant must notify the Plan Administrator in writing of the excess and the amount of the excess to be allocated to the Plan. The Participant is deemed to have notified the Plan of excess deferrals to the extent such Participant has excess deferrals for the taxable year calculated by taking into account only elective deferrals under the Plan and other plans of the Employer. Under such circumstances, the Employer may notify the Plan on behalf of the Participant. Notwithstanding any other provision of the Plan, and provided notification has been given in accordance with this subparagraph, the excess amount (adjusted for gains/losses) shall be distributed to the Participant no later than April 15 following the close of the Participant's taxable year in which the excess deferral occurred.

                                  (ii)     Distribution During Taxable Year.  A
Participant may receive a corrective distribution of excess deferrals during the same taxable year in which the excess deferral occurred, provided the Participant and the Plan designate the distribution as an excess deferral, and the correcting distribution is made after the date on which the Plan received the excess deferral.

                                  (iii)    Retention in Plan.  Elective
Deferrals which are not distributed on or before April 15 following the close of the Participant's taxable year shall remain in the Plan until such time that distributions are otherwise allowed in accordance with the terms and provisions of ARTICLE VIII hereinbelow.

                          (d)     Determination of income or loss:  Excess
Elective Deferrals shall be adjusted for any income of loss for the taxable year of the Participant. The Plan shall compute the income or loss allocable to Excess Elective Deferrals in the same manner specified in Section 7.1 (a) hereinbelow for allocating income to Participant's accounts.

                          (e)     In the event any of the foregoing provisions
of this Section are not in conformity with regulations of the Department of the Treasury that are, from time to time promulgated, the non-conforming provision or provisions may be amended retroactively to insure conformity.

                 6.4 Restrictions Against Employee Contributions. A Participant shall not be required nor permitted to make non-deductible contributions to the Trust Fund.

                 6.5      Actual Deferral Percentage Limitations.

                          (a)     The Plan shall meet and incorporate by
reference the Actual Deferral Percentage test set forth in Code Section 401(k)(3) and the regulations thereunder.

                          (b)     Corrective Measures.  In the event the Actual
Deferral Percentage for Highly Compensated Employees does not satisfy the test set forth in subparagraph (a) hereinabove, the

Administrator shall utilize one or more of the following corrective measures with respect to the Elective Deferrals that exceed those permitted under such tests (hereinafter referred to as "Excess Contributions"):

                                  (i)      Distributions.  Excess Contributions
(adjusted for any income or loss) that are specifically designated as such by the Employer may be distributed to the appropriate Highly Compensated Employees within two and one-half (2 1/2) months after the close of the Plan Year for which such Excess Contributions were made. The amount of Excess Contributions for a Highly Compensated Employee is determined in the following manner: (1) the actual deferral ratio (ADR) of the Highly-Compensated Employee with the highest ADR is reduced to the extent necessary to satisfy the actual deferral percentage (ADP) test or cause such ratio to equal the ADR of the Highly-Compensated Employee with the next highest ratio; (2) the process is repeated until the ADP test is satisfied. The amount of Excess Contributions for a Highly-Compensated Employee is then equal to: his Elective Deferrals and other contributions taken into account for the ADP using the prior ratio, minus his Elective Deferrals and other contributions taken into account for the ADP using the reduced ratio. Distributions under this subparagraph will be made on the basis of the respective portions of such amounts that are attributable to each Highly Compensated Employee. The following additional provisions apply to distributions under this subparagraph (b)(i):

                                        (A)     Distributions may be postponed
but not later than the close of the Plan Year following the Plan Year for which such Excess Contributions were made. Distributions that are postponed pursuant to the preceding sentence shall cause the Employer to be subject to the excise tax imposed by Code Section 4979.

                                        (B)     Excess Contributions shall be
distributed from a Participant's Elective Deferral Account and Qualified Employer Matching Contribution Account (if applicable) in proportion to his Elective Deferrals and Qualified Employer Matching Contribution Account (to the extent used in the Actual Deferral Percentage test) for the Plan Year. Excess Contributions shall be distributed from the Participants Qualified Discretionary Employer Contribution Account only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral Account and Qualified Employer Matching Contribution Account.

                                        (C)     Determination of income or
loss: Excess Contributions shall be adjusted for any income of loss for the Plan Year. The Plan shall compute the income or loss allocable to Excess Contributions in the same manner specified in Section 7.1 (a) hereinbelow for allocating income to Participant's accounts.

                                        (D)     If, pursuant to Section 6.3
above, Excess Elective Deferrals have been distributed for the Employee's taxable year ending with or within the Plan Year, the Plan shall offset such distribution from the amount of such Employee's Excess Contributions to be distributed for such Plan Year. The amount of Excess Elective Deferrals that may be distributed by the Plan for a taxable year of the Employee must be reduced by the amount of Excess Contributions previously distributed for the Plan Year beginning with or within that taxable year.

                                        (E)     Excess Contributions of
Participants who are subject to the family aggregation rules shall be allocated among the family members in proportion to the Elective Deferrals (and mounts treated as Elected Deferrals) of each family member that is combined to determine the combined ADP.

                                  (ii)     Additional Contributions.  Within
twelve (12) months after the end of the Plan Year, the Employer may make a Qualified Employer Matching Contribution or a Qualified Discretionary Employer Contribution on behalf of specified Non-Highly Compensated Employees in an amount sufficient to satisfy the test set forth in subparagraph (a) hereinabove. Such contribution shall be allocated to the Qualified Discretionary Employer Contribution Account or Qualified Matching Employer Contribution Account of the specified Non-Highly Compensated Employee(s) on the same basis on which such Employer contributions are made. Additional contributions under this subparagraph shall meet the additional requirements of
Section 1.401(k)-1(b)(5) of the proposed regulations, which are incorporated herein by reference. Additional contributions under this Section shall first be allocated to the lowest compensated Non-Highly Compensated Employee which may be necessary to satisfy the actual deferral percentage (ADP) test for such Plan Year.

                          (c)     If a Highly Compensated Employee participates
in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                          (d)     For Plan Years beginning after December 31,
1989, plans may be aggregated in order to satisfy Section 401(k) of the Code only if such plans have the same Plan Year.

                          (e)     The Employer shall maintain records
sufficient to demonstrate satisfaction of the Actual Deferral Percentage test.

         6.6 Actual Contribution Percentage. The Plan shall meet and incorporate by reference the Actual Contribution Percentage test set forth in Code Section 401(m)(2) and the regulations thereunder.

                 (a) Corrective Measures. In the event the Actual Contribution Percentage for Highly Compensated Employees does not satisfy the test set forth in subparagraph (a) hereinabove, the Administrator shall utilize one or more of the following corrective measures with respect to the contributions that exceed those permitted under such tests (hereinafter referred to as "Excess Aggregate Contributions"):

                          (i)     Additional Contributions.  Within twelve (12)
months after the end of the Plan Year, the Employer may make a Qualified Discretionary Employer Contribution or a Qualified Employer Matching Contribution on behalf of specified Non-Highly Compensated Employees in an amount sufficient to satisfy the test set forth in subparagraph (a) hereinabove. Such contribution shall be allocated to the Qualified Discretionary Employer Contribution Account or Qualified Employer Matching Contribution of the specified Non-Highly Compensated Employee(s) on the same basis on which such Employer contributions are made. Additional contributions under this subparagraph shall meet the additional requirements of Section 1.401(m)-1(b)(5) of the proposed regulations, which are incorporated herein by reference. Additonal contribtuions under this Section shall first be allocated to the lowest compensated Non-Highly Compensated Employee which may be necessary to satisfy the actual contribution percentage (ACP) test for such Plan Year.

                                  (ii)     Distributions and Forfeitures.
Excess Aggregate Contributions (adjusted for any income or loss) that are specifically designated as such by the Employer may be forfeited, if forfeitable, or may be distributed to the appropriate Highly Compensated Employees within two and one-half (2 1/2) months after the close of the Plan Year for which such Excess Aggregate Contributions were made. The amount of Excess Aggregate Contributions for a Highly Compensated

Employee is determined in the following manner: (1) the actual contribution ratio (ACR) of the Highly-Compensated Employee with the highest ACR is reduced to the extent necessary to satisfy the actual contribution percentage (ACP) test or cause such ratio to equal the ACR of the Highly-Compensated Employee with the next highest ratio; (2) the process is repeated until the ACP test is satisfied. The amount of Excess Aggregate Contributions for a Highly-Compensated Employee is then equal to: his total contributions taken into account for the ACP using the prior ratio, minus his total contributions taken into account for the ACP using the reduced ratio. Excess Aggregate Contributions Participants who are subject to the family member aggregation rules shall be allocated among the family members in proportion to the contributions of each family member that is combined to determine the combined Actual Contribution Percentage. Distributions under this subparagraph will be made on the basis of the respective portions of such amounts that are attributable to each Highly Compensated Employee.

                                  (iii)    Amounts shall be forfeited or
distributed, as applicable, on a pro rata basis from the Participant's Employee Contribution Account, Employer Matching Contribution Account, and Qualified Employer Matching Contribution Account (and if applicable, the Participant's Qualified Discretionary Employer Contribution Account or Elective Deferral account, or both), to the extent not used in the actual deferral percentage test. Amounts forfeited by Highly Compensated Employees under this Section shall be allocated or applied in accordance with Section 9.3, provided that no forfeitures arising under this Section shall be allocated to the Account of any Highly Compensated Employee.

                                  (iv)     Distributions and forfeitures under
this Section may be postponed but not later than the close of the Plan Year following the Plan Year for which such Excess Contributions were made. Distributions and/or forfeitures that are postponed pursuant to the preceding sentence shall cause the Employer to be subject to the excise tax imposed by Code Section 4979.

                          (v)     Determination of income or loss:  Excess
Aggregate Contributions shall be adjusted for any income or loss for the Plan Year. The Plan shall compute the income or loss allocable to Excess Aggregate Contributions in the same manner specified in Section 7.1(a) hereinbelow for allocating income to Participant's accounts.

                          (b)     The amount of Excess Aggregate Contributions
with respect to an Employee for a Plan Year is calculated after determining the Excess Contributions to be recharacterized as Employee Contributions for the Plan Year.

                          (c)     If a Highly Compensated Employee participates
in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                          (d)     For Plan Years beginning after December 31,
1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if such plans have the same Plan Year.

                          (e)     The Employer shall maintain records
sufficient to demonstrate satisfaction of the Average Contribution Percentage test.

                 6.7      Aggregate Limit for Multiple Use of Alternative
Limitation.

                          (a)     This Section 6.7 applies if the Plan relies
on the following alternative limitations to satisfy the Actual Deferral Percentage and Actual Contribution Percentage tests, respectively:

                                  (i)      The Actual Deferral Percentage for
Highly Compensated Employees for the Plan Year shall not be more than two hundred percent (200%) of the Actual Deferral Percentage for all Nonhighly Compensated Employees, provided the difference between such percentages is not more than two (2) percentage points.

                                  (ii)     The Actual Contribution Percentage
for Highly Compensated Employees for the Plan Year shall not be more than two hundred percent (200%) of the Actual Contribution Percentage for all Nonhighly Compensated Employees, provided the difference between such percentages is not more than two (2) percentage points.

                          (b)     If subparagraph (a) above applies, the sum of
the Actual Deferral Percentage and Actual Contribution Percentage for Highly Compensated Employees is subject to the aggregate limit. For purposes of this Section, the aggregate limit is the greater of:

                                  (i)      The sum of:

                                        (A)     125 percent of the greater of
(1) the Actual Deferral Percentage of the group of Non-Highly Compensated Employees eligible under the arrangement subject to Code Section 401(k) for the Plan Year, or (2) the Actual Contribution Percentage of the group of Non-Highly Compensated Employees eligible under this Plan which is subject to Code Section 401(m) for the Plan Year, and

                                        (B)     Two plus the lesser of (1) or
(2) above (provided that in no event shall this amount exceed 200 percent of the lesser of (1) or (2) above); or

                                  (ii)     The limit in subparagraph (b)(i)
above modified by substituting the word "lesser" for "greater" each time it appears in (b)(i)(A) and by substituting the word "greater" for "lesser" each time it appears in (b)(i)(B).

                          (c)     If the aggregate limit set forth in this
Section 6.7 is exceeded, the Employer shall utilize corrective measures in the following order:

                                  (i)      The Administrator shall reduce the
Actual Deferral Percentage of all Highly-Compensated Employees in the Plan to the extent that the combined Actual Deferral Percentage and Actual Contribution Percentage does not exceed the aggregate limit described in this Section 6.7. The amount of the reduction for a Highly Compensated Employee is determined by reducing the contribution ratios of the Highly Compensated Employees who have the highest ratios to the maximum acceptable level. Such amount shall be treated as an Excess Contribution.

                                  (ii)     The Administrator shall reduce the
Actual Contribution Percentage of all Highly-Compensated Employees in the Plan to the extent that the combined Actual Deferral Percentage and Actual Contribution Percentage does not exceed the aggregate limit described in this

Section 6.7. The amount of the reduction for a Highly Compensated Employee is determined by reducing the contribution ratios of the Highly Compensated Employees who have the highest ratios to the maximum acceptable level. Such amount shall be treated as an Excess Aggregate Contribution.

                                  (iii)    The Employer shall make additional
Qualified Discretionary Employer Contributions in accordance with Section 6.6 hereinabove. Such Qualified Discretionary Employer Contributions shall be on behalf specified Non-Highly Compensated Employees to the extent that the combined Actual Deferral Percentage and Actual Contribution Percentage does not exceed the aggregate limit described in this Section 6.7.


                 6.8 Additional Contribution to Restore Cashed-Out Benefits. In the event a Participant who has received a distribution of his Vested Accrued Benefit under Section 9.2 hereinbelow, and who is subsequently reemployed by the Employer, repays the amount of such distribution as required by Section 9.2, the Employer shall, as of the next succeeding Anniversary Date, make a contribution to such Participant's Employer Contribution Account in an amount equal to the part of his Employer Contribution Account which was forfeited.

                 6.9 Omission of Eligible Employee. If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Employer for the year has been made, the Employer shall make an additional contribution so that the omitted Employee receives a total amount which the said Employee would have received had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

                 6.10 Inclusion of Ineligible Employee. If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a forfeiture for the Plan Year in which the discovery is made.

                                  ARTICLE VII

                    ALLOCATIONS AND ADJUSTMENTS TO ACCOUNTS

                 7.1 Procedure. The balance in each Participant's Accounts shall be determined as of the first day of each Plan Year. After such balance has been determined, adjustments and allocations shall be made to each account by the Administrator, as of each Allocation Date or Anniversary Date, as the case may be, according to the following procedure:

                          (a)     As of each Allocation Date, the Administrator
shall determine the earnings, losses and increases or decreases in the fair market value of each of the investment pools established per ARTICLE XIII since the immediately preceding Allocation Date, or in the case of the first Allocation Date of the Plan, since the effective date of the Plan. The earnings or losses within each pool shall be allocated to each active and inactive Participant's account(s) based on each Participant's prorata share of such pool, valued as of the immediately preceding Allocation Date.

                          (b)     If a Participant has forfeited all or part of
his Accrued Benefit, pursuant to ARTICLE IX, his Accounts which included the part forfeited shall be reduced by the amount of such forfeiture.

                          (c)     As of each Allocation Date and as soon as
administratively possible following such date, Elective Deferrals made pursuant to Sections 6.1 and 6.2 hereinabove during the period ending on such Allocation Date shall be allocated to each Participant's Elective Deferral Account(s) in an amount equal to the Elective Deferrals.

                          (d)     As of each Anniversary Date, and as soon as
administratively possible following such date, Employer Matching Contributions made pursuant to Section 6.1(b), hereinabove during the period ending on such Anniversary Date shall be allocated to the Employer Matching Contribution Accounts of all Nonhighly Compensated Participants in the proportion that the Elective Deferral (limited to the portion that is matched) of each Nonhighly Compensated Participant bears to the Elective Deferrals (limited to the portion that is matched) of all Nonhighly Compensated Participants.

                          (e)     Subsequent to the allocation provided for in
the preceding Sections, forfeitures for the Plan Year shall be added to Employer Contributions for the Plan Year and the total shall be allocated to the Employer Contribution Account of each Participant who is to share in such allocation, as provided in Section 7.2. The Employer may choose to allocate the Discretionary Employer Contribution only to Participants considered Non-Highly Compensated Employees, as follows:

                                  (i)   If the Plan is Top Heavy for a Plan
Year, then the allocation for that Plan Year shall be:

                                        (A)     To the extent of 3% of the
Compensation of each Participant, in proportion to the ratio which each such Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants;

                                        (B)     The balance, if any, to the
Employer Contribution Account of each Participant to the extent of 3% of the amount by which the Compensation of each Participant exceeds the Taxable Wage Base for the year for which the contribution is made (hereinafter referred to as "excess Compensation") in proportion to the ratio which each such Participant's excess Compensation for such Plan Year bears to the total excess Compensation of all such Participants; and

                                        (C)     Any balance of the amount not
allocated in (A) or (B) hereinabove shall be allocated to the extent of 2.7% of the sum of each Participant's total Compensation and excess Compensation in proportion to the ratio that the sum of each Participant's Compensation and each Participant's excess Compensation bears to the sum of total Compensation and total excess Compensation.

                                        (D)     Any balance remaining after
allocations have been made under this subparagraph (i) hereof shall be allocated to the Employer Contribution Account of each Participant in proportion to the ratio which each such Participant's total Compensation for such year bears to the total Compensation of all such Participants for such year.

                                  (ii)  If the Plan is not Top Heavy for a
Plan Year, then the allocation for that Plan Year shall be:

                                        (A)     Forfeitures and Employer
Contributions shall be allocated to the extent of 5.7% of the sum of each Participant's total Compensation and excess Compensation in proportion to the ratio that the sum of each Participant's Compensation and each Participant's excess Compensation bears to the sum of total Compensation and total excess Compensation.

                                        (B)     Any balance remaining after
allocations have been made under subparagraph (ii) hereof shall be allocated to the Employer Contribution Account of each Participant in proportion to the ratio which each such Participant's total Compensation for such year bears to the total Compensation of all such Participants for such year.

                 7.2      Accrual of Contributions.

                          (a)     Except as provided in Section 7.2(b) and
7.2(c), a Participant shall share in Discretionary Employer Contributions (and forfeitures) and Employer Matching Contributions only if he has completed five hundred one (501) Hours of Service with the Employer during the Plan Year for which the contribution is made and is employed by the Employer on the Anniversary Date of such Plan Year.

                          (b)     A contribution shall be allocated to a
retired, deceased or disabled Participant, or a Participant on leave of absence, for the year in which he attains his Normal Retirement Age (or, if he continues to be employed by the Employer, the year in which he separates from service after attainment of Normal Retirement Age), dies or becomes disabled, or is on leave of absence, without regard to the requirement of subparagraph
(a) hereinabove.

                          (c)     In the event the Plan is determined to be a
Top-Heavy Plan as defined in Section 10.2 for any Plan Year, a contribution of up to three percent (3%) of a Participant's Compensation (for the year for which the contribution is made) shall be allocated to a Participant for such Plan Year, provided such Participant is employed on the Anniversary Date of such Plan Year.

                 7.3 Accounts. The Administrator shall maintain for each Participant a Discretionary (and Qualified Discretionary) Employer Contribution Account, an Elective Deferral Account, and an Employer Matching (and Qualified Employer Matching) Contribution Account. In the case of a Participant to whom
Section 9.4(c) is applicable, the Administrator shall divide the Participant's Discretionary Employer Contribution Account and Employer Matching Contribution Account into separate sub-accounts for pre-break Accrued Benefits and post-break Accrued Benefits. Each account shall consist of contributions and forfeitures allocable to such Participant and the earnings, losses, expenses, and increases or decreases in the fair market value of the Trust Fund attributable to the account.

                 7.4      Limitations on Annual Additions.

                          (a)     Limitations.  The maximum annual addition
that may be contributed or allocated to a Participant's Employer and Employee Contribution Accounts in the Plan or any Qualified Plan of members of the Controlled Group or Affiliated Service Group shall not exceed, for any Taxable Year of the Plan, the lesser of (1) $30,000 (or, if greater, 1/4 of the dollar limitation under Section 415(b)(1)(A) of the Code) or (2) twenty-five percent (25%) of a Participant's "Section 415 Compensation." Any adjustments to the sum of $30,000 above shall be effective commencing the first day of the Plan Year for which the adjustment applies. The compensation limitation referred to above shall not apply to any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the

Code) after separation from service which is otherwise treated as an annual addition under Section 415(l)(1) or 419A(d)(2) of the Code.

                          (b)     Annual Additions.  For purposes of this
Section, the term "annual addition" shall mean the sum for any such Taxable Year of (1) Discretionary Employer Contributions, (2) Employer Matching Contributions, (3) Elective Deferrals, (4) a Participant's non-deductible employee contributions, if any, (5) forfeitures, if any, (6) any amount attributable to post-retirement medical benefits allocated to an account established pursuant to Section 419A(d) of the Code, and (7) any amounts described in Section 415(l)(1) of the Code.

                          (c)     Contributions do not fail to be annual
additions merely because they are excess deferrals, excess contributions or excess aggregate contributions or merely because excess contributions or excess aggregate contributions are corrected through distribution or recharacterization. Excess deferrals that are distributed in accordance with
Section 6.3 hereinabove are not annual additions.

                          (d)     Section 415 Compensation.

                                  (i)      Notwithstanding anything herein to
the contrary, "Section 415 Compensation" shall include wages, salaries, fees for professional services, amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for service on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a non-accountable plan (as described in Section 1.62-2(c) of the Treasury regulations), amounts described in Code Sections 104(a)(3), 105(a) and 105(h) to the extent such amounts are included in the gross income of the Employee, IRC Section 911 earned income, if any, moving expenses paid or reimbursed by the Employer to the extent not deductible by the Employee under Section 217 of the Code, the value of non-qualified stock options to the extent includible in gross income for the taxable year in which granted, and the value of property transferred, in accordance with Code Section 83(b), in connection with the performance of services which an Employee elects to include in gross income.

                                  (ii)     "Section 415 Compensation" shall
exclude amounts contributed to a deferred compensation plan which are not includible in the Employee's gross income for the taxable year in which contributed, contributions to a simplified employee pension plan to the extent deductible, any distribution from a deferred compensation plan, amounts realized from the exercise of a non-qualified stock option or when restricted stock or property held by the Employee becomes freely transferable, amounts realized from disposition of stock acquired under a qualified stock option, premiums for group term life insurance, or contributions toward the purchase of a qualified annuity contract. For Limitation Years beginning after December 31, 1988, "Section 415 Compensation" shall be limited to $200,000, as adjusted in the same manner permitted under Code Section 415(d).

                                  (iii)    For Limitation Years beginning after
December 31, 1991, for purposes of applying the limitations of this Section, Compensation for a Limitation Year is the Compensation actually paid or includible in gross income during such Limitation year.

                          (e)     If the Employer maintains one or more defined
contribution plans, as defined in Section 414(i) of the Code, the amount of the annual additions allocable under this Plan shall not exceed the maximum amount provided for in Section 7.4(a), reduced by the sum of any allocations of annual additions made to the Participant's Accounts under any such other Plan.

                          (f)     For purposes of this Section, a Participant's
"Section 415 Compensation" shall include any amounts earned by such Participant from the Employer or from any member of the Controlled Group or Affiliated Service Group which maintains a plan which is qualified under Section 401(a) of the Code.

                          (g)     If, as a result of the allocation of
forfeitures, a reasonable error in estimating a Participant's "Section 415 Compensation," a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any individual under limits of Section 415, or under other limited facts and circumstances which the Commissioner may determine, the annual additions exceed the maximum limitation, the excess amount will be reduced in the following order of priority:

                                  (i)      Any Elective Deferrals and
nondeductible Employee Contributions, to the extent they would reduce the excess amount, will be returned to the Participant. Such amounts shall be disregarded for purposes of Code Section 402(g), the actual deferral percentage test of Code Section 401(k)(3), and the actual contribution percentage test of Code Section 401(m).

                                  (ii)     If an excess amount remains, and the
Participant is covered by the Plan at the end of the Limitation Year, the excess amount in the Participant's account shall be used to reduce Employer Contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary. If the Participant is not covered by the Plan at the end of a Limitation Year, the excess amount shall be held unallocated in a suspense account. The suspense account shall be applied to reduce future Employer Contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

                                  (iii)    If a suspense account is in
existence at any time during a Limitation Year pursuant to this Section, it will not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' accounts before any Employer or any Employee Contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

                                  (iv)     In the event the Plan is terminated,
the Annual Addition Suspense Account shall be returned to the Employer to the extent it may not then be allocated to any Participant's Account.

                                  (v)      In the event Employer has another
Qualified Plan in addition to the Plan, a Participant's Employer Contribution Account in the other plan may first be reduced in accordance with said plan.

                 7.5 Contribution and Benefit Limits for Multiple Plans. If an Employee is a Participant in this Plan and in a defined benefit pension plan, as defined in Section 414(j) of the Code, maintained by the Employer, the sum of such Participant's "defined contribution plan fraction" and his "defined benefit plan fraction" shall not exceed 1.00. In the event the sum of such fraction exceeds 1.00, the Administrator shall reduce the annual additions under this Plan in order that neither plan shall be disqualified.

                          (a)     For purposes of this Section, and except as
provided in subsections (d) and (e) of this Section, "defined contribution plan fraction" shall mean the fraction a/b where (a) is equal to the aggregate annual additions to all defined contribution plans maintained by the Employer (whether or not terminated), determined as of each Anniversary Date, and (b) is equal to the sum of the lesser of the following amounts determined for such Limitation Year and for each prior year of service with the Employer:

                                  (i)   the product of 1.25, multiplied by
the dollar limitation under Section 415(c)(1)(A) of the Code) for such year, or

                                  (ii)  the product of:

                                        (A)     1.4, multiplied by

                                        (B)     twenty-five percent (25%) of
such Participant's "Section 415 Compensation" for such Limitation Year.

                          (b)     "Defined benefit plan fraction" shall mean
the fraction a/b where (a) is equal to the benefit payable under all defined benefit plans maintained by the Employer (whether or not terminated), and (b) is equal to the lesser of:

                                  (i)   the product of 1.25, multiplied by
the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such year, or

                                  (ii)  the product of:

                                        (A)     1.4, multiplied by

                                        (B)     one hundred percent (100%) of
the Participant's average "Section 415 Compensation" for his high three (3) Limitation Years.

                          (c)     In determining the defined contribution
fraction in subsection (a) hereinabove with respect to Limitation Years beginning before January 1, 1976:

                                  (i)   the aggregate amount taken into
account for purposes of determining the numerator (a), may not exceed the aggregate amount taken into account for purposes of determining the denominator
(b); and

                                  (ii)  the amount taken into account under
subsection (a)(i) hereinabove for any Limitation Year in determining the annual additions attributable to employee contributions in excess of six percent (6%) is an amount equal to:

                                        (A)     the excess of the aggregate
amount of employee contributions for all Limitation Years beginning before January 1, 1976, during which the employee was an active Participant in the Plan, over ten percent (10%) of the employee's aggregate Compensation for all such Limitation Years, multiplied by:

                                        (B)     a fraction, the numerator of
which is 1 and the denominator of which is the number of Limitation Years beginning before January 1, 1976, during which the employee was an active Participant in the Plan.

                          (d)     For Plans in existence on or before July 1,
1982, at the election of the Plan Administrator, in applying the provisions of subsection (a) of this Section hereinabove with respect to any Limitation Year ending after December 31, 1982, the amount taken into account in determining the denominator, (b), of the defined benefit plan fraction with respect to each Participant for all Limitation Years ending before January 1, 1983, shall be an amount equal to the product of:

                                  (i)   the amount determined as the
denominator under subsection (a)(i) and (ii) for the Limitation Year ending in 1982, multiplied by:

                                  (ii)  the "transition fraction".  For
purposes of this section, the term "transition fraction" shall mean a fraction--

                                        (A)     the numerator of which is the
lesser of (1) $51,875, or (2) 1.4 multiplied by twenty-five percent (25%) of the Compensation of the Participant for the Limitation Year ending in 1981, and

                                        (B)     the denominator of which is the
lesser of (1) $41,500, or (2) twenty-five percent (25%) of the compensation of the Participant for the Limitation Year ending in 1981.

                          (e)     Notwithstanding anything in this Section to
the contrary, and, except as provided in subsection (f) of this Section, for any Plan Year in which the Plan is determined to be a Top-Heavy Plan, this section shall be applied by:

                                  (i)   substituting the number "1.00" for
the number "1.25" wherever it appears herein, except that such substitution shall not have the effect of reducing any benefit accrued under a defined benefit plan prior to the first day of the Plan Year in which this subsection
(e) becomes applicable; and

                                  (ii)  substituting the figure $41,500 for
the figure $51,875 in determining the transition fraction of subsection
(d)(ii).

                          (f)     The requirement of subsection (e)(i)
hereinabove shall not apply to the Plan if

                                  (i)   "Ninety percent (90%)" is
substituted for "sixty percent (60%)" in Section 10.2 hereof, and the Plan, if after taking into account this modification, would not be a Top-Heavy Plan as determined thereunder; and

                                  (ii)     The Plan provides a contribution not
less than 7 1/2% with respect to any Participant who is also a Participant in the paired defined benefit plan and a contribution of not less than 4% for any Participant who is not a Participant in the paired defined benefit plan.

                          (g)     Transition Rules.  If the Plan satisfied the
applicable requirements of Section 415 of the Code for its last Plan Year beginning before January 1, 1987, an amount shall be subtracted from the numerator of the defined contribution fraction (not exceeding the numerator) as prescribed by the Secretary of the Treasury so that the sum of the defined benefit plan fraction and defined contribution plan fraction computed under
Section 415(e)(1) of the Code does not exceed 1.00 for such Plan year. The Annual Addition for any Plan Year beginning before January 1, 1987 shall not be recomputed for purposes of Section 415(e) of the Code.

                          (h)     Permitted Disparity for Multiple Plans.  All
defined contribution excess plans maintained (or ever maintained) by the Employer are treated as a single defined contribution excess plan subject to one defined contribution maximum excess allowance. If the maximum disparity permitted is less than 5.7% due to an integration level less than the Taxable Wage Base, the sum of the two defined contribution plans' disparities shall not exceed such adjusted rate. The maximum excess allowance in this Profit Sharing Plan shall be reduced in the event this paragraph becomes applicable.

                                  ARTICLE VIII

                                    BENEFITS

                 8.1 Participant's Rights and General Rules. Notwithstanding anything in this Plan to the contrary, a Participant shall not have a right to receive his Accrued Benefit or any of the assets held in the Trust Fund except in accordance with the terms and provisions of ARTICLE VIII. The Accrued Benefit and assets of a Participant reflected in his Elective Deferral Account, Qualified Discretionary Employer Contribution Account and Qualified Employer Matching Contribution Account shall not be distributed to a Participant or Beneficiary before one of the following events:

                          (a)     The Employee's retirement, death, Disability
or separation from service.

                          (b)     The termination of the Plan without the
establishment of a successor plan as described in Section 16.3 of the Plan and as limited by such Section. Distributions due to the occurrence of this event shall be made in a lump sum.

                          (c)     The disposition by the Employer to an
unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(3) of the Code) used in a trade or business of the Employer if the Employer continues to maintain the Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets. Distributions due to the occurrence of this event shall be made in a lump sum.

                          (d)     The disposition by the Employer to an
unrelated entity of the Employer's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if the Employer continues to maintain the Plan, but only with respect to Employees who continue employment with such subsidiary. Distributions due to the occurrence of this event shall be made in a lump sum.

                 8.2 Normal Retirement Benefit. A Participant who attains his Normal Retirement Age shall have a normal retirement benefit equal to his Accrued Benefit. Subject to the provisions of Section 8.3 hereinbelow, payment of his normal retirement benefit shall commence as soon as administratively possible following the end of the Plan Year during which he attains his Normal Retirement Age.

                 8.3 Deferred Retirement Benefits. If a Participant continues to be employed by the Employer after he has attained his Normal Retirement Age, such Participant shall continue to share in the allocation of contributions and forfeitures in accordance with ARTICLE VII, and payment of such Participant's normal retirement benefit shall be deferred until actual termination of employment. Payment shall commence as soon as administratively possible following such termination, provided the Participant may elect to defer distribution until the end of the Plan Year during which such event occurs. In no event shall benefit payments be delayed beyond a Participant's required beginning date set forth in this ARTICLE, nor is this Section intended to provide any Participant with a right to continue in the employ of Employer.

                 8.4 Disability Benefit. A Participant who, while an Employee, incurs a total and permanent Disability prior to his Normal Retirement Age shall have a benefit equal to his Accrued Benefit. Upon termination of employment due to such Disability, payment of such benefit shall commence as soon as administratively possible following the end of the Plan Year during which such Disability occurs.

                 8.5 Death Benefit. A Participant who dies shall have a benefit equal to his Accrued Benefit. Payment of such benefit shall be in accordance with this Article and shall commence as soon as administratively possible following the end of the Plan Year during which the death of the Participant occurs.

                          (a)     Unless otherwise elected as provided below,
the Beneficiary of a Participant's death benefit shall be the Participant's spouse. The Participant may designate a Beneficiary other than his spouse if:

                                  (i)      the Participant and his spouse
validly waive the spouse's right to be the Participant's Beneficiary and the spouse consents to the designated alternative beneficiary. Such waiver and consent must be in writing and signed by both the Participant and the Participant's spouse and witnessed by a Plan representative or notary public; or

                                  (ii)     the Participant has no spouse and
can establish such fact to the satisfaction of a Plan representative; or

                                  (iii)    the spouse cannot be located and the
Participant can establish such fact to the satisfaction of a Plan representative.

                          (b)     Any consent by a spouse (or the establishment
that the consent of the spouse may not be obtained) under subparagraph (a) above shall be effective only with respect to such spouse. Additionally, a Participant may revoke a prior waiver without the consent of the spouse at any time prior to the commencement of benefits. The number of revocations shall not be limited.

                 8.6 Benefit Upon Other Termination of Employment. A Participant who terminates employment, whether voluntarily or involuntarily, for any reason other than attainment of Normal

Retirement Age, Disability, death or deferred retirement, shall be entitled to his Vested Accrued Benefit in accordance with Article IX hereof. Payment of such Vested Accrued Benefit shall be in accordance with this Article and shall commence as soon as administratively possible following the end of the Plan Year during which the Participant separates from service.

                 8.7 Method of Distribution. Distributions made in the event of termination of employment for any reason shall be made under one of the following options as elected by the Participant:

                          (a)     In one lump sum.

                          (b)     In periodic payments of substantially equal
amounts for a specified number of years, not in excess of fifteen (15).

                 8.8      General Consent Rules.

                          (a)     The Administrator will distribute the present
value of a Participant's Vested Accrued Benefit without the consent of the Participant if such value does not exceed Three Thousand Five Hundred Dollars ($3,500.00). If such value exceeds $3,500 (or has ever exceeded $3,500 at the time of any prior distribution), and such benefit is immediately distributable, such benefit may not be distributed without the consent of the Participant.
Any written consent required under this Section shall be obtained at least 30 but not more than 90 days prior to the Participant's Annuity Starting Date. A Participant's Vested Accrued Benefit is considered immediately distributable if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of his Normal Retirement Age or age 62.

                          (b)     If a distribution is one to which Sections
401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                                  (i)      The Plan Administrator clearly
informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                                  (ii)     The Participant, after receiving the
notice, affirmatively elects a distribution.

                 8.9 Statutory Commencement of Benefits. Payment of a Participant's Accrued Benefit must commence not later than the sixtieth (60th) day after the close of a Plan Year in which the latest of the following events occurs:

                          (a)     The attainment by the Participant of his
Normal Retirement Age;

                          (b)     The tenth (10th) anniversary of the date on
which the Participant commenced participation in the Plan; or

                          (c)     Termination of employment by the Participant.

                 8.10     General Rules for Required Distributions.

                          (a)     The following shall apply to any distribution
of a Participant's interest and shall take precedence over any inconsistent provisions of the Plan. Unless otherwise specified, the provisions of this Section apply to calendar years beginning after December 31, 1984.

                          (b)     All distributions required under this Article
shall be determined and made in accordance with the Income Tax Regulations under IRC 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Regulations.

                          (c)     Distributions shall be made in a form under
which the present value of the retirement benefit projected to be made to the Participant, while living, is more than fifty percent (50%) of the present value of the total payments projected to be made to the Participant and the Participant's Beneficiary.

                          (d)     Notwithstanding the requirements of this
Section, a Participant who duly and properly made an Election of the Time and Distribution of Retirement Plan Benefits as provided for in Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 may receive his distribution in accordance with such election, provided: (1) the distribution is one which would not have disqualified the trust under Section 401(a)(9) of the Code as in effect on December 31, 1983, (2) the election was in writing and signed by the Participant or Beneficiary prior to January 1, 1984, (3) the Participant had accrued a benefit under the Plan as of December 31, 1983, and
(4) the election satisfies IRC 401(a)(11) and 417, provided, however, that payments pursuant to such election would not subject the distribution to the annuity requirements of Sections 401(a)(11)(A) and 417 of the Code.

                 8.11     Required Beginning Date.

                          (a)     General Rule.  For Plan Years beginning after
December 31, 1987, payment of the Accrued Benefit of a Participant must commence not later than the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2.

                          (b)     Transitional Rules.  The required beginning
date of a Participant who attains age 70-1/2 before January 1, 1988, shall be determined in accordance with (i) or (ii) below:

                                  (i)      Non-Five Percent (5%) Owners.  The
required beginning date of a Participant who is not a five percent (5%) owner is the April 1 of the calendar year following the calendar year in which the later of retirement or attainment of age 70-1/2 occurs.

                                  (ii)     Five Percent (5%) Owners.  The
required beginning date of a Participant who is a five percent (5%) owner during any year beginning after December 31, 1979, is the April 1 following the later of:

                                        (A)     the calendar year in which the
Participant attains age 70-1/2; or

                                        (B)     the earlier of the calendar
year with or within which ends the Plan Year in which the Participant becomes a 5% owner, or the calendar year in which the Participant retires.

                                  (iii)    The required beginning date of a
Participant who is not a 5% owner who attains age 70-1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

                                  (iv)     Once distributions have begun to a
5% owner under this Section, they must continue to be distributed, even if the Participant ceases to be a 5% owner in a subsequent year.

                 8.12     Statutory Distributions Upon Death.

                          (a)     If a Participant dies prior to the Annuity
Starting Date, the nonforfeitable portion of the Participant's Accrued Benefit shall be distributed in its entirety prior to the December 31 of the calendar year containing the fifth anniversary of the Participant's death, except to the extent that an election is made to receive distributions in accordance with (i) or (ii) below:

                                  (i)      If any portion of the Participant's
Vested Accrued Benefit is payable to (or for the benefit of) a specifically designated Beneficiary, distributions may be made over the life of such Beneficiary (or over a period not extending beyond the life expectancy of such Beneficiary), commencing on or before the December 31 immediately following the calendar year in which the Participant died (or such later date as may be prescribed by regulations);

                                  (ii)     If the Beneficiary is the
Participant's spouse, distributions must commence on or before the later of (1) the December 31 immediately following the calendar year in which the Participant died and (2) December 31 of the calendar year in which the deceased Participant would have attained age seventy and one-half (70- 1/2). If the surviving spouse dies before the distribution begins, then the requirements of this Section shall apply as if the spouse were the Participant.

                          (b)     If the Participant has not made an election
pursuant to Subparagraph (a) above by the time of his death, the Participant's designated beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated beneficiary, or if the designated beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                          (c)     For purposes of this Section, the life
expectancy of the Participant and his spouse (other than in the case of a life annuity) may be re-determined, but not more frequently than annually. In addition, under regulations prescribed by the Secretary, for purposes of this Section, any amount paid to a child of the Participant shall be treated as if it had been paid to the surviving spouse, if such amount will become payable to the surviving spouse upon such child reaching majority (or other designated event permitted under regulations).

                          (d)     Upon the death of a former Participant who
was receiving payments from the Trustee at the time of his death, payments may continue in accordance with the option selected, or may be made to the Beneficiary under any other option which provides for payments which are at least as rapid as under the method of distribution as of the date of the Participant's death.

                 8.13     Location of Participants and Beneficiaries.

                          (a)     It is the duty of Participants who have
terminated employment, or Beneficiaries of Participants, to keep the Administrator informed as to their correct address. If a participant or Beneficiary fails to inform the Administrator in writing of a change of address and if the Administrator is unable to locate such Participant or Beneficiary by reasonable means, the Administrator shall notify the Participant or Beneficiary of available benefits by registered mail at the last address noted on the records of the Administrator. If the delivery of the notice by registered mail is refused or returned with address unknown, any benefits due such Participant or Beneficiary shall be segregated into a federally insured savings account for the benefit of the Participant or Beneficiary. The segregated account shall not share in the earnings and losses in the fair market value of the assets held in the Trust Fund. The Administrator shall determine earnings and losses in the fair market value of the assets held in the segregated account and shall allocate such earnings and losses to the segregated account. Such benefit shall remain in the segregated account until distributed in accordance with the Lost or Unclaimed Property Laws of the State in which the Plan Sponsor is domiciled.

                          (b)     If the Plan has terminated and the
Administrator is unable to locate a Participant or Beneficiary using the means described in (a) above, the Administrator shall establish a savings account for the benefit of the Participant or Beneficiary at a federally insured banking institution within the geographic vicinity in which the Employer is located. Any benefits due such Participant or Beneficiary shall be deposited in said savings account at the same time distributions are otherwise allowed under the Plan termination procedures. Such benefit shall remain in the savings account until distributed in accordance with the Lost or Unclaimed Property Laws of the State where the account is maintained.

                 8.14 Payments for the Benefit of Incompetents. If the Administrator receives evidence that (a) a Participant or Beneficiary entitled to receive any payment under the Plan is a minor or is otherwise physically or mentally incompetent to receive such payment and to give a valid release therefor, and (b) another person or institution is then maintaining or has custody of such person, and no guardian, committee or other representative of the estate of such person has been duly appointed by a court of competent jurisdiction, payment may be made to such other person or institution, and the release of such other person or institution shall be valid in a complete discharge for the payment.

                                   ARTICLE IX

                                    VESTING

                 9.1      Requirements.

                          (a)     A Participant's Accrued Benefit derived from
Employer contributions shall be fully Vested upon the earlier of: (1) attainment of Normal Retirement Age, (2) the later of age 65 or the 5th anniversary of the time the Participant commenced participation in the Plan,
(3) total and permanent disability of such Participant, or (4) death of the Participant.

                          (b)     In the event the employment of a Participant
is terminated, whether voluntarily or involuntarily, with or without cause on his part, prior to his Normal Retirement Age, for any reason other than death or permanent and total disability, a Participant shall have a Vested interest in his Accrued Benefit derived from Employer contributions in accordance with the following schedule:

                     Years of Credited Service            Vested Percentage
                     -------------------------            -----------------
                              less than 2                           0%
                                    2                              20%
                                    3                              40%
                                    4                              60%
                                    5                              80%
                                    6                             100%


                          (c)     The Accrued Benefit derived from Elective
Deferrals, Qualified Discretionary Employer Contributions and Qualified Employer Matching Contributions shall be fully Vested at all times.

                          (d)     Notwithstanding the provisions of this
Section, Employer Matching Contributions and Qualified Employer Matching Contributions (if accrued) shall be forfeited if the contributions to which they relate are treated as Excess Deferrals, Excess Contributions or Excess Aggregate Contributions.

                          (e)     A Participant's Vested percentage in his
Accrued Benefit, derived from Employer contributions, as of the later of the adoption date or Effective Date of this Amendment, shall not be reduced by this or any Amendment to the Plan.

                 9.2      Cash-Out; Buy-Back.

                          (a)     If a Participant terminates participation in
the Plan and thereafter is re-employed and again becomes eligible to participate in the Plan, the following Years of Credited Service shall be disregarded for purposes of determining the Accrued Benefit of such Participant; but shall be taken into account for purposes of such Participant's eligibility and vesting upon re-employment:

                                  (i)      Years of Credited Service with
respect to which he has received a distribution of the present value of his Vested Accrued Benefit if such distribution does not exceed $3,500 (or any lesser sum as may be established by regulations promulgated by the Secretary of the Treasury as the maximum amount that may be paid out in such event without the Participant's consent); or

                                  (ii)     Years of Credited Service with
respect to which he has received a distribution of his Vested Accrued Benefit attributable to such Years of Credited Service, which he elected to receive.

                          (b)     A Participant who has received a distribution
of his Vested Accrued Benefit, as described hereinabove in subparagraph (a) of this Section, may repay the amount of such distribution to the Trust Fund, provided

                          (i)      such Participant is subsequently re-employed
by Employer; and

                                  (ii)     repayment is made before the earlier
of 5 years after the first date on which the Participant is subsequently re-employed, or the close of the period in which the Employee incurs five (5) consecutive 1-year Breaks In Service following the date of distribution.

                          (c)     Upon such repayment, he shall be credited on
the vesting schedule with all Years of Credited Service prior to his Break In Service, and the Employer shall make a contribution to his Employer Contribution Account as required by Section 6.8. Immediately after such repayment, his Accrued Benefit shall, in no event, be less than his Accrued Benefit immediately prior to termination of employment.

                          (d)     A Participant who has been deemed to receive
a zero cash-out distribution per Section 9.3 below and who is re-employed before incurring five (5) consecutive 1-year Breaks In Service following the date of distribution is deemed to have repaid the zero distribution and shall be credited on the vesting schedule with all Years of Credited Service prior to his Break In Service, and the non-vested portion of his Accrued Benefit shall be restored immediately upon re-employment. Immediately after such deemed repayment, his Accrued Benefit shall, in no event, be less than his Accrued Benefit immediately prior to termination of employment.

                 9.3      Forfeitures.  Notwithstanding the provisions of
Section 9.2 hereinabove, upon termination of employment, the portion of a Participant's Accrued Benefit derived from Discretionary Employer Contributions and Employer Matching Contributions which are not Vested shall be forfeited upon the earlier of a cash-out distribution to the Participant or when such Participant incurs five (5) consecutive Breaks-In-Service. Forfeitures shall be used to reduce Employer Discretionary and Employer Matching contributions during the Plan Year in which such forfeitable event occurs according to
Section 7.1(e). For purposes of this Section, a Participant who terminates employment with a zero Vested Accrued Benefit shall be deemed to have received a cash-out distribution as of the date on which he separates from service.

                 9.4 Computation of Years of Credited Service. For purposes of computing Years of Credited Service under the Plan to determine the Vested percentage under Section 9.1, all of an Employee's Years of Credited Service shall be taken into account, except that the following Years of Credited Service shall be excluded:

                          (a)     In the case of any Participant who has a
Break In Service, Years of Credited Service before such Break shall not be required to be taken into account until he has completed one (1) Year of Credited Service after his return.

                          (b)     In the case of a Participant who has 5 or
more consecutive 1-year Breaks In Service, the Participant's pre-break service will count in vesting of his employer-derived Accrued Benefit only if either:

                                  (i)      such Participant has any Vested
interest in his or her employer-derived Accrued Benefit at the time of separation from service; or

                                  (ii)     upon returning to service the number
of consecutive 1-year Breaks In Service is less than the number of Years of Credited Service.

                          (c)     In the case of a Participant who has 5
consecutive 1-year Breaks In Service, all Years of Credited Service after such Breaks In Service will be disregarded for the purpose of vesting the employer-derived Accrued Benefit that accrued before such Breaks, but both pre-break and post-break service will count for the purposes of vesting the employer-derived Accrued Benefit that accrues after such Breaks. Separate accounts will be maintained for the Participant's pre-break and post-break employer-derived Accrued Benefit pursuant to Section 7.3 hereof. Both accounts will share in the earnings and losses of the Trust Fund.

                          (d)     In the case of a Participant who does not
have 5 consecutive 1-year Breaks In Service, both the pre-break and post-break service will count in vesting both the pre-break and post-break employer-derived Accrued Benefit.

                          (e)     Years of Credited Service before the
Participant attained age eighteen (18).

                 9.5 Hours of Service Requirement. A Participant who has more than five hundred (500) Hours of Service but less than one thousand (1,000) Hours of Service in any Plan Year and who has not separated from the service of Employer shall not advance on the vesting schedule.

                                   ARTICLE X

                                 TOP-HEAVY PLAN

                 10.1 Top-Heavy Requirements. For any Plan Year in which the Plan is determined to be a Top-Heavy Plan as determined in accordance with
Section 10.2 hereof, the allocable share of the Employer contribution for each Participant who is a non-key employee shall not be less than the lesser of:
(i) three percent (3%) of such Participant's Compensation, or (ii) the largest percentage of the Employer contribution made (or required to be made), including salary deferrals, for any Key Employee for such Plan Year. For purposes of this subparagraph, Compensation shall mean a Participant's compensation which would be included on his Federal W-2 Form for the Plan Year for which the contribution is made.

                 10.2     Top-Heavy Determination.

                          (a)     The Plan shall be considered a Top-Heavy Plan
and shall be subject to the additional requirements of Section 10.1 hereinabove, with respect to any Plan Year, if, as of the Anniversary Date of the preceding Plan Year or in the case of the first Plan Year, the Anniversary Date of such Plan Year (hereinafter referred to as the "Determination Date") either:

                                  (i)      the Sum of the Value of the
Aggregate Accounts of Key-Employees exceeds sixty percent (60%) of a similar sum determined for all Employees, excluding former Key-Employees, (the "60% Test"); or

                                  (ii)     the Plan is part of a Required
Aggregation Group, and the sum of the Present Value of Accrued Benefits and the Value of the Aggregate Accounts of Key-Employees in all Plans in such Group exceeds sixty percent (60%) of a similar sum determined for all Employees, excluding former Key-Employees.

                          (b)     For purposes of this Section 10.2, the
Aggregate Account of an Employee as of the Determination Date is the sum of:

                                  (i)      a Participant's Accounts holding
contributions made by the Employer pursuant to Section 6.2 hereinabove as of the Determination Date adjusted for any contributions due as of the Determination Date, and further adjusted by including any Plan distributions made within the Plan Year that includes the Determination Date or within the preceding four (4) Plan Years; and

                                  (ii)     a Participant's non-deductible
Employee Contribution Account, if any; and

                                  (iii)    a Participant's Unrelated Pre-TEFRA
Rollover Account; and

                                  (iv)     a Participant's Related Rollover
Account.

                                  (v)      a Participant's Rollover Account -
Self-Employed, if any.

                                  (vi)     The aggregate of any Plan
distributions made within the Plan Year that includes the Determination Date or within the preceding four (4) Plan Years from a Qualified Plan of the Employer which has been terminated, which, if it had not been terminated, would have been required to be included in a Required Aggregation Group.

                          (c)     For purposes of this Section, Present Value
of Accrued Benefits shall be determined, in the case of a defined benefit pension plan, under the provisions of such a plan or plans.

                          (d)     Notwithstanding the provisions of subsection
(a) hereinabove, the Plan shall not be a Top-Heavy Plan, if the Administrator elects to treat the Plan as part of a Permissive Aggregation Group, and the Permissive Aggregation Group is not determined to be Top-Heavy using the criteria of the "60% Test" hereinabove.

                          (e)     Only those plans in which the Determination
Dates fall within the same calendar year shall be included in a Required or a Permissive Aggregation Group in order to determine whether the Plan is a Top-Heavy Plan.

                          (f)     For Plan Years beginning after December 31,
1984, if a Participant or former Participant (a Participant who no longer shares in contributions or forfeitures and/or no longer accrues a benefit for a Plan Year) has not performed any services for the Employer maintaining the Plan at any time during the five year period ending on the Determination Date, the Aggregate Account and/or Present Value of Accrued Benefit for such Participant shall not be taken into account for purposes of subsection (a) hereinabove.

                          (g)     For Plan Years beginning after December 31,
1986, solely for the purpose of determining if the Plan, or any other plan included in a required or permissive aggregation group of which this Plan is a part, is top-heavy (within the meaning of Section 416(g) of the Code) the Accrued Benefit of an Employee other than a key employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliated Employers, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

                                   ARTICLE XI

                             ROLLOVER CONTRIBUTIONS

                 11.1 Direct Rollovers by Employees. This Section 11.1 applies to distributions made on or after January 1, 1993. Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a direct rollover.

                 11.2 Definitions. For purposes of this ARTICLE XI, the following definitions shall apply:

                          (a)     "Eligible Rollover Distribution" shall mean
any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

                          (b)     "Eligible Retirement Plan" shall mean an
individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                          (c)     "Distributee" shall mean an Employee or
former Employee. In addition, the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                          (d)     "Direct Rollover" shall mean a payment by the
Plan to the Eligible Retirement Plan specified by the Distributee.

                 11.3 Rollovers Other than Direct Rollover. An Employee may transfer to the Plan all or any portion of the proceeds received from another Qualified Plan (the "Other Plan"), including a plan in which the Employee was an employee within the meaning of Section 401(c)(1) of the Code, in accordance with procedures established by the Administrator, provided the transfer occurs on or before the sixtieth (60th) day following receipt of the distribution by the Employee from the Other Plan, and, if the proceeds received from the Other Plan were received by the Employee as a partial distribution, such distribution must qualify under Section 402(a)(5)(D) of the Code, or, provided the transfer is directly made from an Individual Retirement Account (as defined in Section 408(a) of the Code) which held only the proceeds from such Other Plan and which were transferred to the Individual Retirement Account on or before the 60th day following receipt of the distribution by the Employee from the Other Plan.

                 11.4     Direct Rollovers From Other Plan.   If an Employee is
entitled to an Eligible Rollover Distribution of his accrued benefit in another Qualified Plan (the "Other Plan) maintained by the Employer or by the Employee's former employer, the Employee may effect a Direct Rollover of such accrued benefit (or any portion thereof) to the Plan.

                 11.5 Procedures and Information. The Administrator shall develop such procedures and may require such other information from an Employee desiring to make (or to have made) such rollover or transfer as described in this Article as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Article and of the Code.

                 11.6 Allocations to Rollover Account. Upon approval by the Administrator, the amount transferred shall be deposited in the Trust Fund and shall be allocated to the Employee's Rollover Account and invested together with the assets of the Trust Fund as a whole, and allocations of earnings and losses shall be determined in accordance with ARTICLE VII hereof.

                 11.7 Vesting of Rollover Account. An Employee's Rollover Account shall be fully Vested at all times.

                 11.8 Distributions of Rollover Account. When a Participant terminates his employment with the Employer upon retirement, death or disability, or when the Plan is terminated, the total amount in his Rollover Account shall be distributed to him in accordance with ARTICLE VIII.

                 11.9     Eligible Employees.   An Employee shall be eligible
to make or direct the transfers permitted in this ARTICLE even though he is not eligible to participate in the Plan as required by ARTICLE V.

                                  ARTICLE XII

                             LOANS TO PARTICIPANTS

                 12.1 Requirements. The Plan Administrator is authorized to establish and administer the loan program set forth in this Article and to direct the Trustee to make loans to Participants and Beneficiaries, provided the loan or loans are made according to a uniform and non-discriminatory policy adopted by the Administrator and in accordance with all of the following requirements:

                          (a)     Loans are available to all Participants and
Beneficiaries on a reasonably equivalent basis, provided that loans shall not be made available to highly compensated employees (as defined in Section 414(q) of the Code) in an amount greater than the amount made available to other Employees, and further provided that no loans shall be made to any owner-employee (as defined in Section 4975(d) of the Code).

                          (b)     The Participant shall request from the
Administrator a loan application form, such form to be completed by the Participant and returned to the Administrator.

                          (c)     The total amount of the loan (when added to
the outstanding balance of all other loans to the Participant from such Plan) may not exceed the lesser of:

                                  (i)      $50,000, reduced by the excess of --
(I) the Participant's highest loan(s) balance during the 12-month period ending on the day before the new loan is made, OVER (II) such Participant's outstanding balance of loans on the date the new loan is made.

                                       OR

                                  (ii)     one-half (1/2) of the present value
of the Participant's non-forfeitable accrued benefits in the Plan.

                          (d)     The loan shall be evidenced by a promissory
note which provides for a reasonable rate of interest. The rate of interest shall be that charged under similar facts and circumstances by a local major lending institution, such institution to be selected by the Administrator and utilized consistently for purposes of determining Participant loan interest rates.

                          (e)     All loans shall be secured by collateral
which, in the sole judgment of the Trustee, is satisfactory. Up to fifty percent (50%) of a Participant's Vested Accrued Benefit, on the date of the loan, may serve as adequate security for a loan or loans. If Section 401(a)(11) of the Code applies to the Participant's account used as security, the spouse of the Participant (if any) must consent in writing during the ninety (90) day period ending on the date on which the loan is to be so secured. A new consent shall be required if the account balance is used for renegotiation, extension, renewal, or other revision of the loan.

                          (f)     The period of repayment shall be determined
by the mutual agreement of the Trustee and Participant, but in no event shall the total period of repayment exceed five (5) years, unless such loan is used to acquire any dwelling unit which, within a reasonable time after acquisition, is to be used (determined at the time the loan is made) as a principal residence of the Participant.

                          (g)     Substantially level payments (not less
frequently than quarterly) are required over the term of the loan.

                          (h)     If any Participant desires to prepay any
payments of the principal, such prepayments shall be applied either to eliminate the next maturing payments under the Note or such prepayments shall be applied on the Note in the inverse order of maturity, as the Trustee shall determine, on a non-discriminatory basis. Interest shall be adjusted at the time the note is fully paid.

                          (i)     The Administrator may, through a uniform and
non-discriminatory loan policy, establish additional requirements, including, but not limited to, a minimum loan amount (not to exceed $1,000), a processing fee charged to Participants, and the number of loans that may be outstanding at one time.

                 12.2 Default. In the event a Participant should default in the repayment of any part of the interest or principal which may be due thereon, the Administrator may deduct the amount due and payable from his Accrued Benefit at such time as the Participant may become entitled to the Accrued Benefit, and any other security which is pledged shall be sold as soon as practical after default by the Trustee at private or public sale. The proceeds of such sale shall be applied first to pay the expenses of conducting the sale, including reasonable attorney's fees, and then to pay such sums due from the Participant to the Trust Fund under the loan arrangement, which such payment to apply first to accrued interest and then to principal. The Participant shall remain liable for any deficiency and any surplus remaining shall be paid to the Participant.

                 12.3 Loans as Directed Investments. All loans shall be considered directed investments of a Participant's Accrued Benefit and any interest earned thereon shall be considered interest earned by the directed investment account to be allocated pursuant to the provisions of Section 7.1(b) hereinabove.

                                  ARTICLE XIII

                             DESIGNATED INVESTMENTS

                 13.1     Written Direction.    The Trustee shall establish
separate investment pools within the Trust Fund. Each pool will have a different investment strategy and philosophy. The Trustee may, from time to time, modify the investment strategy and philosophy of the pools and create additional pools or eliminate existing pools. Subject to the limitation of this Section, each Participant must direct the Trustee, in writing, to invest his Accrued Benefit into one or more pools. The Administrator shall establish procedures and provide forms and information as may be necessary to implement the provisions of this ARTICLE.

                 13.2     Information Provided to Participants.     The
Administrator shall establish procedures to provide periodic information, not less frequently than annually, to a Participant which reflects the portion of his Accrued Benefit invested in each pool according to the Participant's direction.

                                  ARTICLE XIV

                  ADOPTION OF PLAN BY PARTICIPATING EMPLOYERS

                 14.1     Right of Participating Employers to Participate.

                          (a)     A corporation, partnership or proprietorship
(hereinafter referred to as a "Participating Employer"), may adopt and participate in the Plan if such corporation, partnership or proprietorship is a controlled group of corporations (as defined in Code Section 414(b)), trades or businesses (whether or not incorporated) which are under common control (as defined in Code Section 414(c)), an affiliated service group (as defined in Code Section 414(m) or (o)) or any recipient (as defined in Code Section 414(n)) to whom Employer leases employees, and the Plan Administrator approves such adoption and participation.

                          (b)     Adoption of the Plan by a Participating
Employer shall be evidenced by written action of the Participating Employer either in the form of a written resolution of such Board or a separate agreement executed by a duly authorized officer of such Participating Employer (or in the case of a partnership or proprietorship written authorization of a general partner or the proprietor) wherein it is agreed that the Participating Employer adopts the Plan and agrees to be bound by all the terms and provisions of the Plan. In addition, such Participating Employer shall give written notice of such adoption to the Administrator of the Plan.

                          (c)     Approval of the adoption of the Plan by a
Participating Employer shall be evidenced by written action of the Administrator and Named Fiduciary wherein they approve adoption of the Plan by the Participating Employer.

                 14.2 Participant Accounts. A Participant who is employed or has been employed by Employer and/or Participating Employer shall have a separate Employer Contribution Account for Employer and each Participating Employer to which shall be allocated contributions and forfeitures from Employer and each Participating Employer together with earnings and losses thereon.

                 14.3 Administrative Powers of Plan Administrator. The administrative powers and control of the Administrator shall not be diminished under the Plan by reason of the participation of any Participating Employer in the Plan and such administrative powers and controls specifically granted herein to the Administrator shall apply only to the Administrator. The right to amend the Plan shall apply only to the Named Fiduciary.

                 14.4 Creation of Trust. A Participating Employer shall be required to appoint the Trustee which has been appointed by the Named Fiduciary to serve as Trustee of any funds contributed for its Employees and shall authorize the Named Fiduciary to appoint such successor or co-Trustees as it deems necessary and advisable. A Participating Employer shall also be required to make contributions on behalf of its Employees to such Trustee to hold, invest and maintain pursuant to the terms and provisions of the Trust Agreement entered into between the Trustee and Employer.

                 14.5     Transfer of Employment.

                          (a)     For purposes of determining a Year of
Credited Service, a Break in Service and an Hour of Service, the transfer of a Participant between Employer and any Participating Employer shall not be deemed a termination of employment.

                          (b)     For purposes of determining participation in
the Plan, all service with Employer and with each Participating Employer shall be taken into account.

                          (c)     For purposes of determining an Employee's
Years of Credited Service under the Plan, all Years of Credited Service with Employer and each Participating Employer shall be taken into account.

                 14.6     Withdrawal of Participating Employers.

                          (a)     A Participating Employer may withdraw from
the Plan by giving written notice of such withdrawal to the Administrator.
Such notice shall contain: (1) the effective date of withdrawal; (2) a statement whether the withdrawal constitutes a termination of the Plan as to its Employees; and (3) the disposition to be made of assets held by the Trustee for the Employees of such Participating Employer.

                          (b)     Employer may require a Participating Employer
to withdraw from the Plan by giving sixty (60) days written notice thereof to the Administrator and to the President of such Participating Employer (or in the case of a partnership or proprietorship to a general partner or the proprietor). Such notice shall contain: (1) the effective date of withdrawal, and (2) the date the Trustee will release assets held by it for the Employees of such Participating Employer. Upon receipt of such notice, the Participating Employer shall, within thirty (30) days thereafter, notify the Administrator, in writing, (1) whether it intends to create its own plan, intends to terminate the Plan for its Employees, or intends to adopt the plan of another company; and (2) the name and address of the trustee or other party who is to receive the assets held by the Trustee for the Employees of the Participating Employer.

                          (c)     Upon withdrawal of a Participating Employer
from the Plan, either under subsection (a) or (b) hereinabove, the Administrator shall give written notification to the Trustee of such withdrawal and shall direct the Trustee to transfer and pay over the assets held by the Trustee for the Employees of the Participating Employer to a successor Trustee or another party or to the Employees. For purposes of this Section, if the Employees of the withdrawing Participating Employer cease participation in the Plan as a result of the withdrawal, the employment of such Employees shall be terminated. Distribution of the vested account balance of each such Employee shall be made in the same manner and at the same time as provided in Section
8.6. The non-vested account balance of each such Employee shall be forfeited in accordance with the provisions of Section 9.3.

                          (d)     If the Participating Employer, which is
required to withdraw under subsection (b) hereinabove, does not cooperate or fully comply with the terms of subsection (b), then the Administrator may direct the Trustee to distribute to each Employee of the Participating Employer his Accrued Benefit in the same manner and at the same time as provided in
Section 8.6. Upon such distribution, the duties, obligations and responsibilities of the Administrator and Trustee to the Employees of the Participating Employer shall terminate.

                          (e)     Upon withdrawal by such Participating
Employer, all administration and control which the Employer and the Administrator had heretofore exercised with respect to such Participating Employer shall cease and all administration and controls shall be the responsibility of such withdrawing Participating Employer or the Administrator appointed by it. The Named Fiduciary and the Administrator shall be relieved of any further liability therefor.

                 14.7 Internal Revenue Service Approval of Plan for a Participating Employer. Promptly upon becoming a Participating Employer, such Participating Employer may make initial application to the Internal Revenue Service for approval of the Plan as it pertains to such Participating Employer. In the event the Internal Revenue Service issues an adverse letter with respect to such application and determines that the Plan as it pertains to such Participating Employer fails to qualify under Section 401 of the Code, then the adoption of the Plan by the Participating Employer shall become null and void, ab initio. Upon a failure to obtain initial qualification of the Plan, any contributions made by the Participating Employer to the Trustee shall be returned to the Participating Employer, to the extent allowed under Section
18.6. If application is not made to the Internal Revenue Service, then, at a minimum the Participating Employer shall notify the Internal Revenue Service that its Employees are participating in the Plan.

                 14.8 Commingled Assets. Notwithstanding anything to the contrary, it is the intention of the Employer and the Participating Employer that the Trust Fund shall be available to pay benefits to all of the employees who are participating in the Plan and their beneficiaries.

                 14.9 Joint Venture Restriction. Neither the adoption of this Plan by a Participating Employer nor the act performed by it in relation to this Plan shall ever create a joint venture or partnership between Employer and any Participating Employer.

                                   ARTICLE XV

                           FIDUCIARY RESPONSIBILITIES

                 15.1     Allocation of Responsibilities Among Fiduciaries.

                          (a)     Trustee:  The Trustee shall have exclusive
responsibility for the control and management of the Trust Fund as provided in the Trust Agreement and specifically, but not in limitation of its general authority, investment and reinvestment of the Trust Fund.

                          (b)     Administrator:  The Administrator shall have
responsibility and authority to control the operation and administration of the Plan as specifically set forth in ARTICLE IV of the Plan.

                          (c)     The Employer:

                                  (i)      The Employer shall have the
authority and responsibility for (i) the design of the Plan, including the right to amend the Plan; (ii) the qualification under applicable law of the Plan, any amendments to the Plan, and any document relating to the Plan; (iii) the funding of the Plan; (iv) the designation of the Named Fiduciary; (v) review of disallowed claims of Participants; (vi) appointment of an Investment Manager; and (vii) the exercise of all fiduciary functions provided in the Plan or in the Trust Agreement or necessary to the operation of the Plan except such functions as are assigned to other fiduciaries pursuant to the Plan or Trust Agreement, including the authority to allocate or delegate fiduciary responsibilities which do not involve the management and control of the Trust Fund.

                                  (ii)     Any authority assigned or reserved
to the Employer under the Plan and Trust Agreement shall be exercised by resolution of the Employer's Board and shall become effective, with respect to the Trustee, upon written notice to the Trustee signed by the President, Treasurer or Secretary of the Employer advising the Trustee of such exercise.

                                  (iii)    The Employer as Named Fiduciary
shall allocate and delegate fiduciary responsibilities by giving written notice thereof to the Plan Administrator and the Trustee of the responsibilities to be allocated and the person or persons to whom the responsibilities are to be allocated. In implementing the procedure for the allocation and delegation of fiduciary responsibilities, the Employer shall discharge its duties with respect to such allocation and delegation with the care, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character with like aims; and it shall discharge its duties solely in the interest of the Participants and their Beneficiaries. The Employer shall make a formal periodic review of the performance of any fiduciary to whom it allocates or delegates fiduciary responsibilities and of any person which it employs to render advice in regard to any fiduciary responsibility which it has under the Plan and Trust Agreement.

                 15.2     No Joint Fiduciary Responsibilities.

                          (a)     It is intended under the Plan and Trust
Agreement, that the Plan Administrator, Named Fiduciary, Employer and Trustee, shall be responsible for the proper exercise of their respective powers, duties, responsibilities and obligations and they shall not be responsible for any act or failure to act of each other.

                          (b)     This ARTICLE is intended to allocate to each
fiduciary individual responsibility for the prudent execution of the functions assigned to him, and none of such responsibilities or any other responsibility shall be shared by two or more of such fiduciaries unless such sharing shall be provided by a specific provision of the Plan or Trust Agreement. Whenever one fiduciary is required by the Plan or Trust Agreement to follow the directions of another fiduciary, the two fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of the fiduciary giving the directions shall be deemed his sole responsibility, and the responsibility of the fiduciary receiving those directions shall be to follow them insofar as such instructions are on their face proper under applicable law. Each fiduciary, other than the Trustee, may rely upon any direction, information or action with respect to the investment and reinvestment of the Trust Fund as being proper under the Plan and Trust Agreement and they are not required by the terms of the Plan and Trust Agreement to inquire into the propriety of any investment or reinvestment of the Trust Fund. Nothing in the Plan or Trust Agreement shall be deemed to enlarge the responsibilities or liabilities of any fiduciary with respect to the Plan and Trust Agreement beyond those imposed by ERISA.

                 15.3 Advisor to Named Fiduciary. The Named Fiduciary may employ one or more persons to render advice concerning any responsibility of the Named Fiduciary under the Plan or Trust Agreement, and all other fiduciaries may rely on such advice, any written opinions or certificates without further investigation.

                                  ARTICLE XVI

                           AMENDMENT AND TERMINATION

                 16.1 Amendments. The Employer shall have the right at any time and from time to time, to amend, in whole or in part, any or all of the provisions of this Plan, so long as such amendment or amendments in no way reduce the value of a Participant's Accrued Benefit or eliminate an optional form of distribution. No such amendment shall authorize or permit any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries. Any such amendment shall become effective upon delivery of a written instrument executed by order of the Board to the Plan Administrator and Trustee. The provisions of this Section shall be deemed a procedure for amending the Plan and for identifying the persons who have authority to amend the Plan and is intended to satisfy the requirements of Section 402(b)(3) of ERISA.

                 16.2 Election of Pre-Amendment Vesting Schedule. In the event the Plan is amended to change or modify Section 9.1, a Participant with at least three (3) Years of Credited Service, as defined for purposes of
ARTICLE IX, as of the expiration of the election period described below, may elect to be subject to the pre-amendment vesting schedule. If a Participant fails to make such an election, then such Participant shall be subject to the new vesting schedule. The election of the pre-amendment vesting schedule shall be made by giving written notice to the Plan Administrator during the election period. The election period shall begin on the date such amendment is adopted and shall end no earlier than the latest of the following dates:

                          (a)     The date which is sixty (60) days after the
date the amendment is adopted;

                          (b)     The date which is sixty (60) days after the
date the Plan amendment becomes effective; or

                          (c)     The date which is sixty (60) days after the
date the Participant is issued written notice of the amendment by the Employer or Administrator.

Such election shall be made only by an individual who is a Participant at the time such election is made and such election shall be irrevocable. Such amendment shall not reduce the Vested percentage of a Participant's Accrued Benefit as of the later of the date on which such amendment is adopted or the effective date of such amendment.

                 16.3     Termination.

                          (a)     General.  The Employer shall have the right
at any time to terminate this Plan, by delivering to the Trustee written notice of such termination. This Plan shall also terminate in the event the Employer is legally adjudicated as bankrupt, or makes a general assignment for the benefit of creditors, or is dissolved, except a dissolution in connection with the reorganization of the Employer. Upon any such termination or upon a partial termination, or upon a complete discontinuance of contributions to the Trust Fund, the rights of all affected Participants or their Beneficiaries to benefits accrued to the date of such termination, partial termination or discontinuance, shall be fully Vested in accordance with the terms and provisions of the Plan. At such time that the Trust is liquidated and distributions are to be made, the Trustee may distribute a Participant's accrued benefit without the Participant's consent, provided: (1) the Plan does not offer an annuity option, purchased from a commercial provider, and (2) the Employer or any entity within the same Controlled Group as the Employer does not maintain another defined contribution plan, other than an employee stock ownership plan defined in Code Section 4975(e)(7). If another such plan is maintained, the Participant's accrued benefit may be transferred without consent to the other plan if the Participant does not consent to an immediate distribution from the terminating plan.

                          (b)     Distribution Limitation for Elective
Deferrals. A distribution of a Participant's Elective Deferrals may not be made under subparagraph (a) above if the Employer establishes or maintains a "successor plan." For purposes of this rule, a successor plan is any other defined contribution plan maintained by the Employer. However, if fewer than two percent of the Employees who are eligible under the Plan at the time of its termination are or were eligible under another defined contribution plan at any time during the 24-month period beginning 12 months before the time of the termination, the other plan is not a successor plan. The term "defined contribution plan" means a plan that is a defined contribution plan as defined in Code Section 414(i), but does not include an employee stock ownership plan as defined in section 4975(e) or 409 or a simplified employee pension as defined in Section 408(k) of the Code. A plan is a successor plan only if it exists at the time the Plan is terminated or within the period ending 12 months after distribution of all assets from the Plan.

                                  ARTICLE XVII

                                CLAIMS PROCEDURE

                 17.1 Initial Filing. Claims for benefits under the Plan may be filed with the Administrator on forms supplied by the Administrator.
The Administrator, within sixty (60) days after receipt of a duly and properly filed claim, shall render a written decision on the claim. If the claim shall be denied, either in whole or in part, the decision shall include the reason or reasons for the denial; the reference to the Plan provision or provisions which are the basis for the denial; a description of any additional material or information necessary for the claimant to effect the claim; an explanation why the information or material is necessary; and an explanation of the Plan claim review procedure.

                 17.2     Review Procedure for Disallowed Claims.  Within sixty
(60) days after receiving notification from the Administrator denying, in whole or in part, the claim, the claimant may file with the Named Fiduciary: (a) a written notice of request for review of the Administrator's decision, (b) a written notice of request for review of any pertinent documents, and (c) a written notice of request to submit issues and comments in writing. Within sixty (60) days after receipt of the request for review, the Named Fiduciary shall render a written decision on the claim containing specific reasons for the decision and specific reference to the pertinent Plan provisions on which the decision is based, all in a manner calculated to be understood by the claimant.

                                 ARTICLE XVIII

                                 MISCELLANEOUS

                 18.1 Participant's Rights; Acquittance. Neither the establishment of the Plan hereby created, nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, or any officer or employee thereof, or the Trustee, except as provided herein. Under no circumstances shall the terms of employment of any Participant be modified or in any way affected hereby.

                 Nothing contained in this Plan shall be construed to add directly or indirectly to the rights of the Employees against the Employer.
The action of the Employer in creating this Plan or any other action contemplated by either the Employer or its Employees, shall not be construed to constitute or evidence any contractual relationship between the Employer and any Employee, or as a right of any Employee to continue in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause. The Employer shall have the absolute right to deal with any Employee who may be a Participant hereunder at any time as if the Plan had never been created. Nothing herein contained shall be construed as placing any obligation whatever upon the Employer to see that any distribution to a Participant is made at any time from the Trust Fund herein created, and the Employer shall not be liable to any person whatever in respect to payments from the Trust Fund.

                 18.2 Board Authorization. Whenever the Employer, under the terms of this Plan, is permitted or required to do or perform any act or matter or thing, it shall be done and performed by any officer thereunto duly authorized by the Board.

                 18.3 ERISA Preemption. This Plan shall be administered in the United States of America, and its validity, construction and all rights hereunder shall be governed by the laws of the United States under ERISA. To the extent the ERISA shall not be held to have preempted local law, the Plan shall be administered and construed under and governed by the laws of the State of Alabama.

                 18.4 Indemnification By Employer. The Employer does hereby indemnify and hold harmless any person, other than a corporation, who may be named as Trustee under the Trust Agreement against any and all losses, claims, damages, expense (including court costs and attorney's fees) and liabilities arising from his or its duties and responsibilities in connection with the Plan and Trust

Agreement unless the same is determined to be due to criminal acts or acts involving fraud or wanton conduct.

                 18.5 Exclusive Benefit Rule. The Trust Fund shall never inure to the benefit of any Employer and shall be held for the exclusive purpose of providing benefits to Participants in the Plan and their Beneficiaries and for any reasonable expenses of administering the Plan, except that:

                          (a)     Contributions made by the Employer under a
mistake of fact shall be returned to the Employer within one (1) calendar year of the payment of such contribution.

                          (b)     If a contribution is conditioned upon the
deductibility of such contribution under Section 404 of the Internal Revenue Code of 1986, as amended, then, to the extent the deduction is disallowed, the contribution shall be returned to the Employer within one (1) calendar year after the disallowance of the deduction.

                 18.6 Employer Reversion Upon Initial Disqualification. Notwithstanding any contrary provisions contained in any portion of this Plan, in the event the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

                 18.7 Merger or Consolidation. In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall, if the Plan is terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer, if the Plan had been terminated.

                 18.8     Non-Alienation Provision.

                          (a)     In General.      Except as may be provided in
this Section, neither the Trust nor any of the assets, nor any interest herein shall be subject to any conveyance, transfer, assignment, sequestration, garnishment, attachment, levy, encumbrance, or other judicial process or order of any kind to satisfy the claims of creditors, and the Trustee shall not give any effect to such conveyance, transfer, assignment, sequestration, garnishment, attachment, levy, encumbrance, or other judicial process or order. The interests of Participants and their Beneficiaries under the Plan and Trust shall not be subject to the claims of any creditors and shall not be liable for their debts, contracts or torts. Participants and their Beneficiaries shall not in any way convey, transfer, assign, sequester, garnish, attach, levy, or otherwise encumber their interests in the Plan in law or in equity, and any such conveyance, transfer, assignment, sequestration, garnishment, attachment, levy, or encumbrance shall be void.

                          (b)     Domestic Relations Orders.

                                  (i)      The Plan Administrator shall comply
with the terms of a Qualified Domestic Relations Order as defined in Section 414(p) of the Code.





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

                                  (ii)     Any such domestic relations order
shall not require the Plan to provide any type or form of benefit, or any option not otherwise provided under the Plan, nor to provide increased benefits (determined on the basis of actuarial value) or the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a qualified domestic relations order.

                                  (iii)    The Plan Administrator shall
promptly notify the Participant and each alternate payee of the receipt of a domestic relations order by the Plan and the Plan's procedures for determining the qualified status of domestic relations orders. Within a reasonable period after receipt of a domestic relations order, the Plan Administrator shall determine whether such order is a qualified domestic relations order and shall notify the Participant and each alternate payee of such determination. If the Participant or any affected alternate payee disagrees with the determinations of the Plan Administrator, the disagreeing party shall be treated as a claimant and the claims procedure of the Plan shall be followed. The Plan Administrator may bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Plan.

                                  (iv)     During any period in which the issue
of whether a domestic relations order is a qualified domestic relations order is being determined (by the Plan Administrator, by a court of competent jurisdiction or otherwise), the Plan Administrator shall separately account for the amounts which would have been payable to the alternate payee during such period if the order had been determined to be a qualified domestic relations order. If, within the eighteen (18) month period beginning on the date on which the first payment would be required to be made under the domestic relations order, the order (or modification thereof) is determined to be a qualified domestic relations order, the Plan Administrator shall pay the segregated amounts, including any interest thereon, to the person or persons entitled thereto. If within such eighteen (18) month period it is determined that the order is not a qualified domestic relations order or the issue as to whether such order is a qualified domestic relations order is not resolved, then the Plan Administrator shall pay the segregated amounts, including any interest thereon, to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a qualified domestic relations order which is made after the close of the eighteen (18) month period shall be applied prospectively only.

                                  (v)      The Plan Administrator shall
establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under qualified orders.

                          (c)     If any Employee's participation in the Plan
terminates at a time when he owes money to the Trust as a result of loans made to him pursuant to ARTICLE XII, the Administrator shall direct payment to the Trust from the vested portion of his Account Balance, and, if necessary, the Administrator may direct payment from other collateral on any amount so owing.

                 18.9 Delegation of Responsibilities by Named Fiduciary. The Named Fiduciary may designate any other person or persons, including the Trustee, to perform and carry out the responsibilities and duties herein imposed on the Administrator, and the Named Fiduciary may revoke any such delegation of responsibility. Any action of such person or persons in the exercise of such delegated responsibility shall have the same force and effect for all purposes as if such action had been taken by the Administrator.

                 18.10 Trust. The Employer and the Trustee have entered into a Trust Agreement which provides for the holding of funds necessary to fund the benefits set forth in this Plan. The Trust Fund shall be received, held and disbursed in accordance with the provisions of the Trust Agreement and the Plan. No part of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of the Participants, former Participants and their Beneficiaries.

                 18.11 Non-Contractual Obligation of Employer. Although it is the intention of the Employer that this Plan continue from year to year and contributions be made regularly, continuation of the Plan is entirely voluntary and the payments thereunder are not assumed as a contractual obligation of the Employer.

                 18.12 Basis for Payments From the Plan. The basis for making payments from the Plan is contained in ARTICLE VIII which are intended to satisfy the requirements of ERISA.

                 18.13 Funding Policy. ARTICLE VI shall be deemed the procedure for establishing and carrying out the funding policy and method of this Plan. The Named Fiduciary shall be authorized to adopt such additional procedures and methods as necessary, which shall be communicated in writing to the Administrator and Trustee. Such funding policy and method shall be consistent with the objectives of this Plan and with the requirements of Title I of ERISA. As part of such funding policy, the Named Fiduciary may, from time to time, direct the Trustee to exercise its investment discretion so as to provide sufficient cash, in an amount determined by the Named Fiduciary under the funding policy then in effect, necessary to meet the liquidity requirements for the administration of the Plan. In addition, the provisions of ARTICLE VI shall be deemed the basis on which payments are made to this Plan.

                 THE EMPLOYER has caused this Plan to be executed by its duly authorized officer and duly attested, and its corporate seal to be hereunto affixed, on this, the 14th day of July, 1995.


                                           MEDPARTNERS, INC.


                                           By /s/ Larry R. House
                                              --------------------------------
                                              Larry R. House,
                                              President

Attest:                                             (EMPLOYER)

/s/ Tracy P. Thrasher
- -------------------------
Tracy P. Thrasher,
Secretary

[CORPORATE SEAL]





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